EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

dated as of February 6, 2009

among

LIFEWAY FOODS, INC.,
FRESH MADE, INC.,
LFI ENTERPRISES, INC.,
HELIOS NUTRITION LIMITED,
PRIDE OF MAIN STREET DAIRY, LLC
and
STARFRUIT, LLC, as the Borrowers

and

THE PRIVATEBANK AND TRUST COMPANY

Table of Contents

1. DEFINITIONS	1
1.1 Defined Terms	1
1.2 Accounting Terms	19
1.3 Other Terms Defined in UCC	20
1.4 Other Interpretive Provisions	20
1.5 Multiple Borrowers	21

2 COMMITMENT OF THE BANK	21
2.1 Revolving Loans	21
2.2 Term Loan	22
2.3 Additional LIBOR Loan Provisions	23
2.4 Interest and Fee Computation; Collection of Funds	25
2.5 Late Charge	25
2.6 Letters of Credit	26
2.7 Taxes	26
2.8 All Loans to Constitute Single Obligation	27

3 CONDITIONS OF BORROWING	27
3.1 Loan Documents	27
3.2 Event of Default	31
3.3 Material Adverse Effect	31
3.4 Litigation	31
3.5 Representations and Warranties	31

4 NOTES EVIDENCING LOANS	32
4.1 Revolving Note	32
4.2 Term Note	32

5 MANNER OF BORROWING	32
5.1 Borrowing Procedures	32
5.2 LIBOR Conversion and Continuation Procedures	33
5.3 Letters of Credit	33
5.4 Automatic Debit	33
5.5 Discretionary Disbursements	34

6 SECURITY FOR THE OBLIGATIONS	34
6.1 Security for Obligations	34
6.2 Other Collateral	35
6.3 Possession and Transfer of Collateral	35

6.4 Financing Statements	35
6.5 Additional Collateral	36
6.6 Preservation of the Collateral	36
6.7 Other Actions as to any and all Collateral	37
6.8 Collateral in the Possession of a Warehouseman or Bailee	37
6.9 Letter-of-Credit Rights	37
6.10 Commercial Tort Claims	37
6.11 Electronic Chattel Paper and Transferable Records	38

7 REPRESENTATIONS AND WARRANTIES	38
7.1 Borrowers Organization and Name	38
7.2 Authorization	38
7.3 Validity and Binding Nature	39
7.4 Consent; Absence of Breach	39
7.5 Ownership of Properties; Liens	39
7.6 Equity Ownership	39
7.7 Intellectual Property	39
7.8 Financial Statements	40
7.9 Litigation and Contingent Liabilities	40
7.10 Event of Default	40
7.12 Environmental Laws and Hazardous Substances	40
7.13 Solvency, etc	41
7.14 ERISA Obligations	41
7.15 Labor Relations	41
7.16 Security Interest	42
7.17 Lending Relationship	42
7.18 Business Loan	42
7.19 Taxes	42
7.20 Compliance with Regulation U	42
7.21 Governmental Regulation	42
7.22 Bank Accounts	43
7.23 Place of Business	43
7.24 Complete Information	43
7.25 Subordinated Debt	43
7.26 Internal Controls	43
7.27 Real Property	44
7.28 Hedging Agreements	44
7.28 Lifeway’s Disclosure Documents	44

8 AFFIRMATIVE COVENANTS	44
8.1 Compliance with Bank Regulatory Requirements; Increased Costs	44
8.2 Borrowers Existence	45
8.3 Compliance With Laws	45
8.4 Payment of Taxes and Liabilities	45

8.5 Maintain Property	46
8.6 Maintain Insurance	46
8.7 ERISA Liabilities; Employee Plans	47
8.8 Financial Statements	47
8.9 Supplemental Financial Statements	48
8.10 Borrowing Base Certificate	48
8.11 Aged Accounts Schedule	48
8.12 Inventory Reports	48
8.13 Compliance Certificate	48
8.14 Field Audits	49
8.15 Securities and Exchange Commission Filings	49
8.16 Other Reports	49
8.17 Collateral Records	49
8.18 Intellectual Property	49
8.19 Notice of Proceedings	49
8.20 Notice of Event of Default or Material Adverse Effect	50
8.21 Environmental Matters	50
8.22 Further Assurances	50
8.23 Banking Relationship	50

9 NEGATIVE COVENANTS	50
9.1 Debt	50
9.2 Encumbrances	51
9.3 Investments	51
9.4 Transfer; Merger; Sales	52
9.5 Issuance of Capital Securities	52
9.6 Distributions	52
9.7 Transactions with Affiliates	53
9.8 Unconditional Purchase Obligations	53
9.9 Cancellation of Debt	53
9.10 Inconsistent Agreements	53
9.11 Use of Proceeds	53
9.12 Bank Accounts	54
9.13 Business Activities; Change of Legal Status and Organizational Documents	54
9.15 Prepayment of Seller Note	54

10 FINANCIAL COVENANTS	54
10.1 Tangible Net Worth	54
10.2 Fixed Charge Coverage	54
10.3 Capital Expenditures	54

11 EVENTS OF DEFAULT	54
11.1 Nonpayment of Obligations	55

11.2 Misrepresentation	55
11.3 Nonperformance	55
11.4 Default under Loan Documents	55
11.5 Default under Other Debt	55
11.6 Other Material Obligations	55
11.7 Bankruptcy, Insolvency, etc.	55
11.8 Judgments	56
11.9 Change in Control	56
11.10 Collateral Impairment	56
11.11 Material Adverse Effect	56
11.12 Subordinated Debt	56

12 REMEDIES	56
12.1 Possession and Assembly of Collateral	57
12.2 Sale of Collateral	57
12.3 Standards for Exercising Remedies	58
12.4 UCC and Offset Rights	58
12.5 Additional Remedies	59
12.6 Attorney-in-Fact	60
12.7 No Marshaling	60
12.8 Application of Proceeds	61
12.9 No Waiver	61
12.10 Letters of Credit	61

13 CROSS-GUARANTY	61
13.1 Cross Guaranty	61
13.2 Waivers By Borrowers	62
13.3 Waivers By Borrowers	62
13.4 Subordination of Subrogation, Etc	62
13.5 Election of Remedies	62
13.6 Limitation	63
13.7 Contribution with Respect to Guaranty Obligations	63
13.8 Liability Cumulative	64

14 MISCELLANEOUS	64
14.1 Obligations Absolute	64
14.2 Entire Agreement	64
14.3 Amendments; Waivers	65
14.4 WAIVER OF DEFENSES	65
14.5 FORUM SELECTION AND CONSENT TO JURISDICTION	65
14.6 WAIVER OF JURY TRIAL	65
14.7 Assignability	66
14.8 Confirmations	66

14.9 Confidentiality	66
14.10 Binding Effect	67
14.11 Governing Law	67
14.12 Enforceability	67
14.13 Survival of Borrowers Representations	67
14.14 Extensions of Bank’s Commitment	67
14.15 Time of Essence	67
14.16 Counterparts; Facsimile Signatures	67
13.17 Notices	68
14.18 Release of Claims Against Bank	68
14.19 Costs, Fees and Expenses	69
14.20 Indemnification	69
14.21 Revival and Reinstatement of Obligations	70
14.22 Customer Identification - USA Patriot Act Notice	70

SCHEDULES

SCHEDULE 6.1	Excluded Collateral
SCHEDULE 7.1	Borrower Organization Identification Numbers
SCHEDULE 7.6	Capital Securities
SCHEDULE 7.9	Litigation and Contingent Liabilities
SCHEDULE 7.12	Environmental Matters
SCHEDULE 7.22	Deposit Accounts
SCHEDULE 7.23	Location of All Collateral
SCHEDULE 7.27	Real Property
SCHEDULE 8.23	Excluded Bank Accounts
SCHEDULE 9.1	Debt
SCHEDULE 9.2	Permitted Liens
SCHEDULE 9.3	Investments

EXHIBITS

EXHIBIT A	Form of Revolving Note
EXHIBIT B	Form of Term Note
EXHIBIT C	Form of Borrowing Base Certificate
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Conversion/Continuation

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of February 6, 2009 (the “Agreement”), is executed by and between LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”) which has its chief executive office located at 6431 W. Oakton St., Morton Grove IL, 60053, FRESH MADE, INC., a Pennsylvania corporation (“FMI”) which has its chief executive office located at 810 Bleigh St., Philadelphia PA, 19111, LFI ENTERPRISES, INC., an Illinois corporation (“LFI”) which has its chief executive office located at 6431 W. Oakton St., Morton Grove IL, 60053, HELIOS NUTRITION LIMITED, a Minnesota corporation (“Helios”) which has its chief executive office located at 6431 W. Oakton St., Morton Grove IL, 60053; PRIDE OF MAIN STREET DAIRY, LLC, a Minnesota limited liability company (“Pride”) which has its chief executive office located at 6431 W. Oakton St., Morton Grove IL, 60053 and STARFRUIT, LLC, an Illinois limited liability company (“Starfruit”) which has its chief executive office located at 6431 W. Oakton St., Morton Grove IL, 60053, and THE PRIVATEBANK AND TRUST COMPANY (the “Bank”), whose address is 120 S. LaSalle Street, Chicago, Illinois 60603.  Lifeway, FMI, LFI, Helios, Pride and Starfruit are hereinafter sometimes individually referred to as a “Borrower” and collectively as the “Borrowers.”

R E C I T A L S:

A. The Borrowers desire to borrow funds and obtain other financial accommodations from the Bank.

B. Pursuant to the Borrowers’ request, the Bank is willing to extend such financial accommodations to the Borrowers under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrowers agree to borrow from the Bank, and the Bank agrees to lend to the Borrowers, subject to and upon the following terms and conditions:

A G R E E M E N T S:

Section 1. DEFINITIONS.

1.1. Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Act” shall have the meaning set forth in Section 14.22.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Bank, any entity administered or managed by the Bank, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans.  A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Amani-Helios Note” shall mean that certain Non-Negotiable Promissory Note in the original principal amount of $4,200,000 payable by Lifeway to Amani Holdings LLC, the current balance of which is $837,244.

“Applicable Margin” shall mean the rate per annum added to the Prime Rate and/or LIBOR to determine the Revolving Interest Rate and/or Term Interest Rate.  The Applicable Margin is 0% for Prime Loans and 2.5% for LIBOR Loans.

“Asset Disposition” shall mean the sale, lease, assignment or other transfer for value (each a “Disposition”) by any of the Borrowers or any Subsidiary to any Person (other than the Borrowers or any Subsidiary) of any asset or right of any of the Borrowers or any Subsidiary (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Borrowers or such Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof), other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within thirty (30) days with another asset performing the same or a similar function other than any assets having a de minimis value which are obsolete or no longer needed for the Borrowers’ business  and (b) the sale or lease of inventory in the ordinary course of business.

“Bank Product Agreements” shall mean those certain agreements entered into from time to time by any of the Borrowers or any Subsidiary with the Bank or any Affiliate of the Bank concerning Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any of the Borrowers or any Subsidiary to the Bank or any Affiliate of the Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Products” shall mean any service or facility extended to any of the Borrowers or any Subsidiary by the Bank or any Affiliate of the Bank, including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements and Hedging Obligations.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrowers” - see the Preamble.

“Borrowing Base Amount” shall mean:

(a) an amount equal to eighty percent (80%) of the net amount (after deduction of such reserves and allowances as the Bank reasonably deems proper and necessary) of all Eligible Accounts; plus

(b) the lesser of (i) an amount equal to fifty percent (50%) of the lower of cost or market value (after deduction of such reserves and allowances as the Bank reasonably deems proper and necessary) of all Eligible Inventory, and (ii) Two Million and 00/100 Dollars ($2,000,000.00); minus

(c) a One Hundred Thousand and 00/100 Dollar ($100,000) reserve for environmental matters related to the Niles Property.

“Borrowing Base Certificate” shall mean a certificate to be signed by the Borrowers certifying to the accuracy of the Borrowing Base Amount in the form of Exhibit C.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Bank or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Bank or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Bank, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Bank.

“Change in Control” shall mean the occurrence of any of the following events: (a) the Smolyansky Family shall cease to own and control, directly or indirectly, at least 45% of the outstanding Capital Securities of Lifeway; (b) Lifeway shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of the Borrowers (other than Lifeway); (c) the granting by the Smolyansky Family, directly or indirectly, of a security interest in their ownership interest in Lifeway, which could result in a change in the identity of the individuals or entities in control of Lifeway or (d) the granting by Lifeway or any Borrowers, directly or indirectly, of a security interest in any Borrowers or any Subsidiary, which could result in a change in the identity of the individuals or entities in control of such entities.  For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the applicable entity by contract or voting of securities or ownership interests.

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit D.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Bank pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any of the Borrowers or any Subsidiary, acknowledges the Liens of the Bank and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Bank reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of any of the Borrowers and all such obligations and liabilities of any of the Borrowers incurred pursuant to any agreement, undertaking or arrangement by which such Borrowers:  (a) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertake or agree (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such

Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).  Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus three percent (3%).

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrowers’ financial statements and determined in accordance with GAAP.

“Disposition” shall have the meaning in the definition of Asset Disposition.

“EBITDA” shall mean, for any period, (a) the sum for such period of:  (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes (including the Illinois replacement tax), plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus (vi) all other non-cash charges.

“Eligible Account” and “Eligible Accounts” shall mean each Account and all such Accounts (exclusive of sales, excise or other similar taxes) owing to any of the Borrowers or any Subsidiary which meets each of the following requirements:

(a) it is genuine in all respects and has arisen in the ordinary course of the such Borrower’s business from (i) the performance of services by such Borrower or the applicable Subsidiary, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale or lease of Goods by such Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to and accepted by the Account Debtor, and such Borrower or the applicable Subsidiary has possession of, or has delivered to the Bank at the Bank’s request, shipping and delivery receipts evidencing such delivery;

(b) it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien;

(c) it is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit (except as provided in subsection (h) of this definition), trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account;

(d) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to the Bank;

(e) it is not an Account arising from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;

(f) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any of the Borrowers or any Subsidiary (or by any agent or custodian of any of the Borrowers or any Subsidiary) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

(g) it has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, unless such Borrower has assigned its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Bank) of such assignment has been delivered to the Bank, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

(h) if any of the Borrowers maintain a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(i) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Bank or, in the case of electronic chattel paper, shall be in the control of the Bank, in each case in a manner satisfactory to the Bank;

(j) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than sixty (60) days past the original invoice date thereof, in each case according to the original terms of sale;

(k) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed by such Borrower or the applicable Subsidiary is exempt from filing such report and has provided the Bank with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrowers or the applicable Subsidiary for a nominal fee;

(l) the Account Debtor with respect thereto is not one of the Borrowers or an Affiliate of any of the Borrowers;

(m) such Account does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment thereof by any of the Borrowers or any Subsidiary of the Borrowers to the Bank and is not unassignable to the Bank for any other reason;

(n) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

(o) it is not owed by an Account Debtor with respect to which twenty five percent (25.00%) or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (j) of this definition;

(p) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds twenty five percent (25.00%) of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

(q) it does not violate the negative covenants and does satisfy the affirmative covenants of the Borrowers contained in this Agreement, and it is otherwise not unacceptable to the Bank for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.  Further, with respect to any Account, if the Bank at any time hereafter determine in its discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrowers.

“Eligible Inventory” shall mean all Inventory of any of the Borrowers or any Subsidiary of the Borrowers which meets each of the following requirements:

(a) it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien;

(b) it is salable and not slow-moving, obsolete or discontinued, as determined in the sole and absolute discretion of the Bank;

(c) it is in the possession and control of any of the Borrowers or any Subsidiary of the Borrowers and it is stored and held in facilities owned by any of the Borrowers or any Subsidiary of the Borrowers or, if such facilities are not so owned, the Bank is in possession of a Collateral Access Agreement with respect thereto;

(d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e) it is not subject to any agreement or license which would restrict the Bank’s ability to sell or otherwise dispose of such Inventory;

(f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g) it is not “in transit” to any of the Borrowers or any Subsidiary of the Borrowers or held by the Borrowers or any Subsidiary of the Borrowers on consignment;

(h) it is not “work-in-progress” Inventory;

(i) it is not supply items, packaging or any other similar materials;

(j) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(l) the Bank shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of any of the Borrowers described from time to time in the financial statements of the Borrowers and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any of the Borrowers or to which any of the Borrowers is a party or may have any liability or by which any of the Borrowers is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Exchange Act” shall have the meaning set forth in Section 7.26(a).

“Excluded Collateral” shall mean the assets and property of the Borrowers as described on Schedule 6.1.

“Former FMI Shareholders” shall mean Ilya Mandel and Michael Edelson, each residing in the State of Pennsylvania.

“FMI” shall mean Fresh Made, Inc., a Pennsylvania corporation.

“Funded Debt” shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”,

“contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Helios” shall mean Helios Nutrition Limited, a Minnesota corporation.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Bank and any parent corporation, Affiliate or Subsidiary of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Charges” shall mean, for any period, the sum of:  (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.

“Interest Period” shall mean successive one, two, or three month periods, beginning and ending as provided in this Agreement.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrowers and the acceptance by the Bank of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.7 of this Agreement.

“Letter of Credit Application” shall mean, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Bank at the time of such request for the type of Letter of Credit requested.

“Letter of Credit Commitment” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment minus the aggregate amount of all Revolving Loans outstanding, or (b) the Borrowing Base Amount minus the aggregate amount of all Revolving Loans outstanding.

“Letter of Credit Maturity Date” shall mean six months following the Revolving Loan Maturity Date; provided, however, that any outstanding Letter of Credit Obligations remaining after the Revolving Loan Maturity Date are cash collateralized in a manner acceptable to the Bank in its sole discretion.

“Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrowers have reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in Section 2.7, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder.  For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank’s acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

“Lifeway” shall mean Lifeway Foods, Inc., an Illinois corporation.

“LFI” shall mean LFI Enterprises, Inc., an Illinois corporation.

“Liabilities” shall mean at all times all liabilities of the Borrowers that would be shown as such on a balance sheet of the Borrowers prepared in accordance with GAAP.

“LIBOR” shall mean a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Bank in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the

Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion.  The Bank’s determination of LIBOR shall be conclusive, absent manifest error.

“LIBOR Loan” or “LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest with reference  or tied to the LIBOR Rate, of which at any time, the Borrowers may identify no more than an aggregate of six (6) advances of the Revolving Loans and the Term Loan which bear interest at the LIBOR Rate.

“LIBOR Rate” shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period, which LIBOR Rate shall remain fixed during such Interest Period.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loans” shall mean, collectively, all Revolving Loans, and the Term Loan made by the Bank to the Borrowers and all Letter of Credit Obligations, under and pursuant to this Agreement.

“Loan Documents” shall mean each of the agreements, mortgages, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrowers, or any of their Subsidiaries for the benefit of the Bank pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Master Letter of Credit Agreement” shall mean, at any time, with respect to the issuance of Letters of Credit, a Master Letter of Credit Agreement in the form being used by the Bank at such time.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any of the Borrowers and their Subsidiaries to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against any of the Borrowers or their Subsidiaries of any material provision of the Loan Documents (as reasonably determined by the Bank), (iii) the perfection or priority of any Lien on any material asset granted to the Bank under any Loan Document, or (iv) the rights or remedies of the Bank under any Loan Document.

“Morgan Stanley” shall mean Morgan Stanley.

“Morgan Stanley Loan” shall mean the Debt incurred by Lifeway to Morgan Stanley in an amount not to exceed $2,500,000 (or such greater amount as the Bank shall approve it is sole discretion) and secured by a Lien in some or all of the Excluded Collateral (other than real property included in the Excluded Collateral) owned by Lifeway and held at or controlled by Morgan Stanley.

“Mortgage” shall mean that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing; executed by Lifeway in favor of the Bank with respect to the Morton Grove Property, the Niles Property and the Skokie Property.

“Morton Grove Property” shall mean the property owned that property owned by Lifeway located at 6431 W. Oakton Street, Morton Grove, Illinois 60053.

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Borrower or any Subsidiary pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by any Borrower or any Subsidiary to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

(b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Borrower or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions; and

(c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Borrower pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

“Net Income” shall mean means, with respect to the Borrowers and their Subsidiaries for any period, the consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period as determined in accordance with GAAP, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

“Niles Property” shall mean that property owned by Lifeway located at 6101 Gross Point Rd., Niles, Illinois 60714.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.7(a) hereof.

“Note” and “Notes” shall mean, respectively, each of and collectively, the Revolving Note in the Form of Exhibit A and the Term Note in the form of Exhibit B.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Bank hereunder, any expenses incurred by the Bank hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, any reimbursement obligations of any of the Borrowers in respect of Letters of Credit and surety bonds, all Hedging Obligations of any of the Borrowers which are owed to the Bank or any Affiliate of the Bank, and all Bank Product Obligations of any of the Borrowers, and any and all other liabilities and obligations owed by any of the Borrowers to the Bank from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean each of the Borrowers, any Subsidiary of the Borrowers, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“OFAC” shall have the meaning set forth in Section 8.3.

“Organizational Documents” means, with respect to each of the Borrowers, its articles/certificate of incorporation or formation, bylaws, partnership agreement, operating agreement, shareholder agreement and any other documents or instruments governing the formation and operation of such Borrower.

“Organizational Identification Number” means, with respect to each of the Borrowers, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of such Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b)

Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrowers or materially impair the use thereof in the operation of any of the Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the date hereof; (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries; (e) subject to the limitation set forth in Section 9.1(f), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (f) subject to the limitation set forth in Section 9.1(g), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; (g) Liens granted to the Bank hereunder and under the Loan Documents, (h) Liens in and only in the Excluded Collateral granted to the holder of (1) the Seller Note (but as to the Seller Note only Excluded Collateral which is real estate or capital stock of Lifeway) and (2) the Amani-Helios Note (but as to the Amani-Helios Note only Excluded Collateral which is not real estate) and (h) Liens in and only in Excluded Collateral (other than real property included in the Excluded Collateral) owned by Lifeway securing the Morgan Stanley Loan and Wachovia Loan provided such Excluded Collateral is held or controlled by Morgan Stanley and Wachovia, as the case may be.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Pride” shall mean Pride of Main Street Dairy, LLC, a Minnesota limited liability company.

“Prime Loan” or “Prime Loans” shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that bear interest at the Prime Rate plus the Applicable Margin.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time.  The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime

Rate is changed by the Bank.  The Bank shall not be obligated to give notice of any change in the Prime Rate.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

“Revolving Interest Rate” shall mean the Borrowers’ from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Bank to the Borrowers under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment minus the Letter of Credit Obligations, or (b) the Borrowing Base Amount minus the Letter of Credit Obligations.

“Revolving Loan Commitment” shall mean Five Million and 00/100 Dollars ($5,000,000.00).

“Revolving Loan Maturity Date” shall mean February 6, 2010, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

“Revolving Note” shall mean a revolving note in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Borrowers and payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

“Seller Note” shall mean that certain note made by FMI in favor of the Former FMI Shareholders.

“Senior Debt” shall mean all Debt of the Borrowers and their Subsidiaries to the Bank and/or any Affiliates of the Bank.

“Skokie Property” shall mean that property owned by Lifeway located at 7625 N. Austin Ave., Skokie, Illinois 60077.

“Smolyansky Family” shall mean any of Ludmila Smolyansky, Julie Smolyansky and Edward Smolyansky.

“Starfruit” shall mean Starfruit, LLC, an Illinois limited liability company.

“Subordinated Debt” shall mean the Amani-Helios Note and the Seller Note which are subordinated to the Obligations in a manner satisfactory to the Bank, including right and time of payment of principal and interest.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of any of the Borrowers.

“Tangible Assets” shall mean the total of all assets appearing on a balance sheet of the Borrowers prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, Affiliates, officers or employees of the Borrowers.

“Tangible Net Worth” shall mean at any time the total of Tangible Assets minus Liabilities plus Subordinated Debt.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term Interest Rate” shall mean the Borrowers’ from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin.

“Term Loan” shall mean the direct advance or advances made by the Bank to the Borrowers in the form of a Term Loan under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

“Term Loan Commitment” shall mean Seven Million Six Hundred Thousand and 00/100 Dollars ($7,600,00.00).

“Term Loan Maturity Date” shall mean February 6, 2014, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Term Note.

“Term Note” shall mean a term note in the amount of the Term Loan Commitment and maturing on the Term Loan Maturity Date, duly executed by the Borrowers and payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Illinois from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 14.21 hereof.

“Wachovia” shall mean Wachovia Securities.

“Wachovia Loan” shall mean the Debt incurred by Lifeway to Wachovia in an amount not to exceed $750,000 (or such greater amount as the Bank shall approve it is sole discretion) and secured by Lien in marketable securities owned by Lifeway and held at or controlled by Wachovia.

“Wholly-Owned Subsidiary” shall mean any Subsidiary in which any of the Borrowers owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2. Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrowers on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrowers will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrowers will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrowers’ accountants.

1.3. Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrowers” shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

1.5. Multiple Borrowers.  The term “Borrowers” refers to more than one Borrower.  Each of the Borrowers hereby designates the other Borrowers to act on behalf of all of the Borrowers for all purposes under this Agreement, including, without limitation, the requesting of Loans hereunder, and the reduction of any Revolving Loan Commitment.  Notice when given to any of the Borrowers shall be sufficient notice to all of the Borrowers.  Any document delivered to any of the Borrowers shall be considered delivered to each and all of the Borrowers.

Section 2. COMMITMENT OF THE BANK.

2.1. Revolving Loans.

(a) Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrowers may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrowers may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability.  Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement.  The Revolving Loans shall be used by the Borrowers for the purpose of working capital and general corporate uses.

(b) Revolving Loan Interest and Payments.  Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate.  Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are Prime Loans, shall be due and payable monthly, in arrears, commencing on February 27, 2009 and continuing on the last Business Day of each calendar month thereafter, and on the Revolving Loan Maturity Date.  Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Revolving Loan Maturity Date.  From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Revolving Loans, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c) Revolving Loan Principal Payments.

(i) Revolving Loan Mandatory Payments.  All Revolving Loans hereunder shall be repaid by the Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Bank as shall be necessary to eliminate such excess.  Also, if the Borrowers chooses not to convert any Revolving Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.3(b) and Section 2.3(c), then such Revolving Loan shall immediately be due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers.

(ii) Optional Prepayments.   The Borrowers may from time to time prepay the Revolving Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Prime Loans shall include accrued interest on such Prime Loans to the date of such prepayment.

2.2. Term Loan.

(a) Term Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, the Bank agrees to make a Term Loan equal to the Term Loan Commitment.  The Term Loan shall be available to the Borrowers in a single principal advance on such date as the conditions set forth in Section 3 shall have been satisfied.  The Term Loan shall be used by the Borrowers for the refinancing of its existing mortgage debt and for the acquisition of FMI.  The Term Loan may be prepaid in whole or in part at any time without penalty and subject to Section 2.2(d), but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(b) Term Loan Interest and Payments.  Except as otherwise provided in this Section 2.2(b), the principal amount of the Term Loan outstanding from time to time shall bear interest at the applicable Term Interest Rate.  Accrued and unpaid interest on that portion of the principal balance of the Term Loan outstanding from time to time which is a Prime Loan, shall be due and payable monthly, in arrears, commencing on February 27, 2009 and continuing on the last Business Day of each calendar month thereafter, and on the Term Loan Maturity Date.  Accrued and unpaid interest on those portions of the principal balance of the Term Loan outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Term Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Term Loan, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c) Term Loan Interest and Principal Payments.  The outstanding principal balance of the Term Loan shall be repaid in equal principal installments each in the amount of Forty Two Thousand and Two Hundred Twenty-Two and 22/100 Dollars ($42,222.22), together with an additional amount representing accrued and unpaid interest on the principal amount of the Term Loan outstanding as set forth above, beginning on February 27, 2009 and continuing on the last Business Day of each calendar month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date.  Principal amounts repaid on the Term Note may not be borrowed again.  Also, if the Borrowers chooses not to convert any portion of the Term Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.3(b) and Section 2.3(c), then such portion of the Term Loan shall immediately be due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers.

(d) Term Loan Mandatory Prepayment.  The Borrowers shall make a prepayment of the outstanding principal amount of the Term Loan until paid in full upon the occurrence of any of the following events, at the following times and in the following amounts:

(i) Concurrently with the receipt by any Borrower or by any Subsidiary of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

(ii) Concurrently with the receipt by the Borrower of any Net Cash Proceeds from any issuance of Capital Securities (excluding (A) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, and (B) any issuance by a Subsidiary to the Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

(e) Term Loan Optional Prepayments.  The Borrowers may from time to time prepay the Term Loan in whole or in part; provided that the Borrowers shall give the Lender notice thereof not later than 10:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.  Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $100,000.

2.3. Additional LIBOR Loan Provisions.

(a) LIBOR Loan Prepayments.  Notwithstanding anything to the contrary contained herein, the principal balance of any LIBOR Loan may not be prepaid in whole or in part at any time.  If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a LIBOR Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of a LIBOR Loan, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the LIBOR Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such LIBOR Loan.  The amount of any such loss or expense payable by the Borrowers to the Bank under this section shall be determined in the Bank’s sole discretion based upon the assumption that the Bank funded its loan commitment for LIBOR Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a LIBOR Loan at the LIBOR Rate.

(b) LIBOR Unavailability.  If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the Interest Period for funding any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan, or (iv) the LIBOR Rate does not accurately reflect the cost to the Bank of a LIBOR Loan, the Bank shall promptly notify the Borrowers thereof and, so long as the foregoing conditions continue, none of the Loans may be advanced as a LIBOR Loan thereafter.  In addition, at the Borrowers’ option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers.

(c) Regulatory Change.  In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify the Borrowers and none of the Loans may be advanced as a LIBOR Loan thereafter.  In addition, at the Borrowers’ option, each existing LIBOR Loan shall be immediately (i) converted to a

Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers.

(d) LIBOR Indemnity.  If any Regulatory Change, or compliance by the Bank or any Person controlling the Bank with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrowers to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank’s funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to, or to impose a cost on, the Bank or such controlling Person of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrowers shall pay to the Bank or such controlling Person, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

2.4. Interest and Fee Computation; Collection of Funds.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by the Borrowers hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds.  All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrowers free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

2.5. Late Charge.  If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrowers shall pay to the Bank a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment, provided, however, that the late charge provisions shall not apply to the payment of any outstanding principal balance under the Notes due upon maturity of the Notes, if Borrowers are in the process of obtaining refinancing at such time and Borrowers are diligently pursuing such refinancing.  The Borrowers agree that the damages to be sustained by the Bank for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.6. Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Borrowers and the Bank of a Master Letter of Credit Agreement in form and substance acceptable to the Bank and (ii) the execution and delivery by the Borrowers, and the acceptance by the Bank, in its sole and absolute discretion, of a Letter of Credit Application, the Bank agrees to issue for the account of the Borrowers such Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Letter of Credit Commitment and provided further, that no Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date; provided, however, that any outstanding Letter of Credit Obligations remaining after the Revolving Loan Maturity Date are cash collateralized in a manner acceptable to the Bank in its sole discretion.  The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrowers have failed to reimburse the Bank upon the earlier of (i) the Bank’s demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary.  Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Revolving Loans consisting of Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers. To the extent the provisions of the Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

2.7. Taxes.

(a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or Other Taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Bank with respect to any Non-Excluded Taxes that are attributable to the Bank’s failure to comply with the requirements of Section 2.7(c).

(b) The Borrowers shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c) At the request of the Borrowers and at the Borrowers’ sole cost, the Bank shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Bank a certified copy of an original official receipt received by the Borrowers showing payment thereof.  If the Borrowers fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Bank for any other reason, the Borrowers shall indemnify the Bank on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Bank.

(e) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.8. All Loans to Constitute Single Obligation.  The Loans shall constitute one general obligation of the Borrowers, and shall be secured by Bank’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Borrowers and any Subsidiary of the Borrowers to Bank.  Without limiting the generality of the foregoing, each of the Loans is cross-defaulted and cross- collateralized with each other Loan.

Section 3. CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse, make or continue all or any portion of the Loans, if any of the following conditions shall have occurred on or before the date hereof (unless a later date is otherwise expressly provided for herein or the parties otherwise agree to a later date in writing).

3.1. Loan Documents.  The Borrowers shall have failed to execute and deliver to the Bank any of the following Loan Documents, all of which must be satisfactory to the Bank and the Bank’s counsel in form, substance and execution:

(a) Loan Agreement.  Two copies of this Agreement duly executed by the Borrowers.

(b) Revolving Note.  A Revolving Note duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(c) Term Note.  A Term Note duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(d) Notice of Borrowing.  A Notice of Borrowing duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(e) Notice of Conversion/Continuation. A Notice of Conversion/Continuation duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(f) Master Letter of Credit Agreement.  A Master Letter of Credit Agreement prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(g) Pledge Agreements.  Pledge Agreements dated as of the date of this Agreement, executed by Lifeway and Helios, in the form prepared by and acceptable to the Bank.

(h) Subordination Agreements.  Subordination Agreements dated as of the date of this Agreement, from each holder of Subordinated Debt (except with respect to the Amani-Helios Note), in the form prepared by and acceptable to the Bank.

(i) Collateral Access Agreement.  Within sixty (60) days of the date hereof, Collateral Access Agreements dated on or about the date of this Agreement, from the owner, lessor or mortgagee, as the case may be, of any real estate whereon any Collateral is stored or otherwise located, in the form prepared by and acceptable to the Bank.

(j) Real Estate Documents.  The duly executed Mortgage for the Morton Grove Property, the Niles Property and the Skokie Property providing for a fully perfected Lien, in favor of the Bank, in all right, title and interest of the such Borrowers or such Subsidiary in such real property, together with:

(i) an Assignment of Rents and Leases executed by Lifeway in favor of the Bank with respect to the Morton Grove Property, the Niles Property, and the Skokie Property;

(ii) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Bank, insuring the Bank’s Lien on such real property and containing such endorsements as the Bank may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Bank);

(iii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

(iv) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

(v) an ALTA survey certified to the Bank and such title insurer referred to above, meeting such standards as the Bank may reasonably establish and otherwise reasonably satisfactory to the Bank;

(vi) an environmental site assessment report, the nature and scope of which is reasonably satisfactory to the Bank, and prepared by environmental engineers reasonably satisfactory to the Bank;

(vii) an Environmental Indemnity Agreement executed by each of the Borrowers in favor of the Bank, in the form prepared by and acceptable to the Bank;

(viii) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973; and

(ix) an appraisal, prepared by an independent appraiser engaged directly by the Bank, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

Additionally, in the case of any leased real property of any of the Borrowers, a consent, in form and substance satisfactory to the Bank, from the owner and/or mortgagee of such leased real property (a) consenting to the Mortgage in favor of the Bank with respect to such property, and (b) waiving any landlord’s Lien in respect of personal property kept at the premises subject to such lease.

(k) Borrowing Base Certificate.  A Borrowing Base Certificate in the form prepared by the Bank, certified as accurate by the Borrowers and acceptable to the Bank in its sole discretion.

(l) Search Results; Lien Terminations.  Copies of UCC search reports dated such a date as is reasonably acceptable to the Bank, listing all effective financing statements which name the Borrowers and any of their Subsidiaries, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Bank may reasonably request.

(m) Organizational and Authorization Documents.  Copies of (i) the Organizational Documents for each of the Borrowers and each of their Subsidiaries; (ii) resolutions of the shareholders, board of directors, and members and/or managers of the Borrowers and each of their Subsidiaries, as applicable, approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of the officer, members, or managers of the Borrowers and each of their Subsidiaries, as applicable, executing any of the Loan Documents, each of which the Borrowers hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Bank may conclusively rely on each such document and certificate until formally advised by the such Borrowers of any changes therein; and (iv) good standing certificates in the state of incorporation and/or formation (as applicable) of the Borrowers and each of their Subsidiaries and in each other state requested by the Bank.

(n) Insurance.  Evidence satisfactory to the Bank of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that the Bank has been named as a lender’s loss payee and as an additional insured on all related insurance policies.

(o) Perfection Certificate.  Perfection Certificate certified as accurate by the Borrowers and acceptable to the Bank in its sole discretion.

(p) Membership and Stock Assignments.  Membership and Stock Assignments acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(q) Trademark/Patent Security Agreement. Trademark/Patent Security Agreement prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(r) Copyright Security Agreement. Copyright Security Agreement prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(s) Letter of Direction.  Letter of Direction prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(t) Deposit Account Control Agreements.  Within sixty (60) days of the date hereof, Deposit Account Control Agreements for each of the Borrowers prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(u) Certified Copy of the Purchase Agreement/Assignment Of Representations, Warranties, Covenants And Indemnities.  Lifeway shall deliver to the Bank a certified copy of the Stock Purchase Agreement between Lifeway and the Former FMI Shareholders duly executed by Lifeway and each of the Former FMI Shareholders along with the Assignment of Representations, Warranties, Covenants and Indemnities in the Purchase Agreement duly executed by Lifeway in a form acceptable to the Bank.

(v) Solvency Certificate.  Solvency Certificates for each of the Borrowers prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(w) Closing Certificate.  Closing Certificates for each of the Borrowers prepared by and acceptable to the Bank, duly executed by the Borrowers in favor of the Bank.

(x) Evidence of Extension of the Shareholders Agreement.  Lifeway shall deliver to the Bank, in a form satisfactory to the Bank, evidence that the Shareholders Agreement between Lifeway and DS Waters, LP (a wholly owned subsidiary of Groupe Danone, SA) has been extended through 2009.

(y) Legal Opinion.  The Borrowers shall deliver to the Bank in a form acceptable to the Bank the executed legal opinion of McDonald Hopkins, LLC, counsel to the Borrowers,

(z) Additional Documents.  Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

3.2. Event of Default.  Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

3.3. Material Adverse Effect.  The occurrence of any event having a Material Adverse Effect upon any of the Borrowers.

3.4. Litigation.  Any litigation or governmental proceeding shall have been instituted against any of the Borrowers or any of their officers or shareholders having a Material Adverse Effect upon any of the Borrowers.

3.5. Representations and Warranties.  Any representation or warranty of the Borrowers contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

Section 4. NOTES EVIDENCING LOANS.

4.1. Revolving Note.  The Revolving Loans and the Letter of Credit Obligations shall be evidenced by the Revolving Note.  At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank.  All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

4.2. Term Note.  The Term Loan shall be evidenced by the Term Note.  At the time of the disbursement of the Term Loan or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrowers under the Term Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

Section 5. MANNER OF BORROWING.

5.1. Borrowing Procedures.  Each Revolving Loan and Term Loan may be advanced either as a Prime Loan or a LIBOR Loan, provided, however, that at any time, the Borrowers may identify no more than six (6) Loans which may be LIBOR Loans.  Each Loan shall be made available to the Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request which the Bank in good faith believes to emanate from a properly authorized representative of the Borrowers, whether or not that is in fact the case.  Each such request shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan, the initial Interest Period therefor.  The Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan.  The final Interest Period for any LIBOR Loan must be such that its expiration occurs on or before the Maturity Date of such Loan.  A request for a Prime Loan must be received by the Bank no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded.  A request for a LIBOR Loan must be (i) received by the Bank no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and (ii) in an amount equal to Five Hundred Thousand and 00/100 Dollars ($500,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00).  The

proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrowers or by other means requested by the Borrowers and acceptable to the Bank.  The Borrowers do hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Bank harmless with respect thereto.

5.2. LIBOR Conversion and Continuation Procedures.  Each LIBOR Loan shall automatically renew for the Interest Period specified in the initial request received by the Bank pursuant to Section 5.1, at the then current LIBOR Rate unless the Borrowers, pursuant to a subsequent written notice received by the Bank, shall elect a different Interest Period or the conversion of all or a portion of such LIBOR Loan to a Prime Loan. Each Interest Period occurring after the initial Interest Period with respect to any LIBOR Loan shall commence on the same day of each applicable month as the first day of the initial Interest Period.  Whenever the last day of any Interest Period with respect to any LIBOR Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day.  Whenever an Interest Period with respect to any LIBOR Loan would otherwise end on a day of a month for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last day of such calendar month, unless such day is not a Business Day, in which event such Interest Period shall be extended to end on the next Business Day. Upon receipt by the Bank of such subsequent notice, the Borrowers may, subject to the terms and conditions of this Agreement, elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loan having an Interest Period expiring on such day for a different Interest Period, or to convert any such LIBOR Loan to a Prime Loan.  Such notice shall, in the case of a conversion to a Prime Loan, be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, and in the case of conversion to a LIBOR Loan having a different Interest Period, be given before 11:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion, specifying: (i) the proposed date of conversion; (ii) the aggregate amount of Loans to be converted; (iii) the type of Loans resulting from the proposed conversion; and (iv) the duration of the requested Interest Period.  The Borrowers may not elect a LIBOR Rate, and an Interest Period for a LIBOR Loan shall not automatically renew, with respect to any principal amount which is scheduled to be repaid before the last day of the applicable Interest Period, and any such amounts shall bear interest at the Prime Rate plus the Applicable Margin for Prime Loans.

5.3. Letters of Credit.  All Letters of Credit shall bear such application, issuance, renewal, negotiation and other fees and charges, and bear such interest as charged by the Bank or otherwise payable pursuant to the Master Letter of Credit Agreement.  In addition to the foregoing, each standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual issuance fee equal to two percent (2.0%) of the face amount of such standby Letter of Credit, payable by the Borrowers prior to the issuance by the Bank of such Letter of Credit and annually thereafter, until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit.

5.4. Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, the Borrowers hereby authorizes and directs the Bank, at the Bank’s option, to (a) debit the amount of the Obligations to any ordinary deposit account of the Borrowers, or (b) make a Revolving Loan hereunder to pay the amount of the Obligations.

5.5. Discretionary Disbursements.  The Bank, in its sole and absolute discretion, may immediately upon notice to the Borrowers, disburse any or all proceeds of the Loans made or available to the Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by the Borrowers hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by the Borrowers on demand from the Bank.

Section 6. SECURITY FOR THE OBLIGATIONS.

6.1. Security for Obligations.  As security for the payment and performance of the Obligations, the Borrowers does hereby pledge, assign, transfer, deliver and grant to the Bank, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of the Borrowers, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired (other than the Excluded Collateral), including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all property of, or for the account of, the Borrowers now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, Affiliate or Subsidiary of the Bank or any participant with the Bank in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of the Borrowers, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Borrowers’ books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrowers’ right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)
All Accounts and all Goods whose sale, lease or other disposition by the Borrowers have given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrowers, or rejected or refused by an Account Debtor;

(ii)	All Inventory, including raw materials, work-in-process and finished goods;

(iii)	All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)	All Software and computer programs;

(v)	All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)
All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(vii)
All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

6.2. Other Collateral.  In addition, the Obligations are also secured by the Mortgage.

6.3. Possession and Transfer of Collateral.  Unless an Event of Default exists hereunder, the Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Bank pursuant to this Section 6).  The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations.  The Borrowers shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that the Borrowers may sell Inventory in the ordinary course of business or any Asset Disposition permitted hereunder.

6.4. Financing Statements.  The Borrowers shall, at the Bank’s request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  The Borrowers hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrowers that (a) indicate the Collateral (i) is comprised of all assets of the Borrowers (excluding, in the case of Lifeway, the Excluded Collateral) or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the  each Borrower is an organization, the type of organization and any Organizational Identification Number issued to each Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  The Borrowers hereby agree that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and the Borrowers authorize the Bank to file this Agreement as a financing statement in any jurisdiction.  The Borrowers agree to furnish any such information to the Bank promptly upon request.  Each of the Borrowers further ratify and affirm its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement.  In addition, the Borrowers shall make appropriate entries on each of their respective books and records disclosing the Bank’s security interests in the Collateral.

6.5. Additional Collateral.  The Borrowers shall deliver to the Bank immediately upon its demand, such other collateral as the Bank may from time to time request, should the value of the Collateral, in the Bank’s sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral.  The Bank’s security interests in all of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

6.6. Preservation of the Collateral.  The Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral.  The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as any of the Borrowers shall reasonably request in writing which is not inconsistent with the Bank’s status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by any of the Borrowers, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  The Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrowers and the Bank in the Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrowers represent to, and covenant with, the Bank that the Borrowers have made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each of the Borrowers agree that the Bank shall have no responsibility or liability for informing the Borrowers of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.7. Other Actions as to any and all Collateral. Each of the Borrowers further agree to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank’s security interest in any and all of the Collateral, including (a) causing the Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  Each of the Borrowers further agree to indemnify and hold the Bank harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

6.8. Collateral in the Possession of a Warehouseman or Bailee.  If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrowers shall promptly notify the Bank thereof, and shall promptly obtain a Collateral Access Agreement.  The Bank agrees with the Borrowers that the Bank shall not give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless an Event of Default has occurred and is continuing, or would occur after taking into account any action by the Borrowers with respect to the warehouseman or bailee.

6.9. Letter-of-Credit Rights.  If any of the Borrowers at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Borrower, such Borrower shall promptly notify the Bank thereof and, at the request and option of the Bank, such Borrower shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

6.10. Commercial Tort Claims.  If the Borrowers shall at any time hold or acquire a Commercial Tort Claim, the Borrowers shall immediately notify the Bank in writing signed by the Borrowers of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Bank, and shall execute any amendments hereto deemed reasonably necessary by the Bank to perfect its security interest in such Commercial Tort Claim.

6.11. Electronic Chattel Paper and Transferable Records.  If any of the Borrowers at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Bank agrees with the Borrowers that the Bank will arrange, pursuant to procedures satisfactory to the Bank and so long as such procedures will not result in the Bank’s loss of control, for the Borrowers to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 7. REPRESENTATIONS AND WARRANTIES.

To induce the Bank to make the Loans, the Borrowers, jointly and severally, make the following representations and warranties to the Bank, each of which shall survive the execution and delivery of this Agreement:

7.1. Borrowers Organization and Name.  Each of the Borrowers is duly organized, existing and in good standing under the laws of the State of its formation or organization, with full and adequate power to carry on and conduct its business as presently conducted and each Subsidiary of the Borrowers is validly existing and in good standing under the laws of the jurisdiction of its organization.  Each of the Borrowers and their Subsidiaries is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.  Each of the Borrowers’ Organizational Identification Numbers is listed on Schedule 7.1.  The exact legal name of each of the Borrowers is as set forth in the first paragraph of this Agreement, and none of the Borrowers currently conduct, nor has any of the Borrowers during the last five (5) years conducted, business under any other name or trade name; provided, however, that as to Freshmade Borrowers’ representation is limited to their knowledge of any such name change.

7.2. Authorization.  Each of the Borrowers have full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents.  The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Organizational Documents of any of the Borrowers.  All necessary and appropriate action has been taken on the part of the Borrowers to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3. Validity and Binding Nature.  This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4. Consent; Absence of Breach.  The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrowers in connection with the Loans, and the borrowings by the Borrowers hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the Organizational Documents  of any of the Borrowers or any of their Subsidiaries, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrowers or any of their Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrowers or any of their Subsidiaries, other than Liens in favor of the Bank created pursuant to this Agreement.

7.5. Ownership of Properties; Liens.  Each of the Borrowers is the sole owner or has other rights in all of its respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6. Equity Ownership.  All issued and outstanding Capital Securities of each of the Borrowers and each of their Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Bank, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the any of the Borrowers and any of their respective Subsidiaries.  Schedule 7.6 sets forth the authorized and issued Capital Securities of each of the Borrowers as of the date hereof.

7.7. Intellectual Property.  Each of the Borrowers own and possess or have a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of the Borrowers, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon the Borrowers, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does the Borrowers know of any valid basis for any such claim.

7.8. Financial Statements.  All financial statements submitted to the Bank have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of the Borrowers and the results of the operations for the Borrowers as of such date and for the periods indicated.  Since the date of the most recent financial statement submitted by the Borrowers to the Bank, there has been no change in the financial condition or in the assets or liabilities of the Borrowers having a Material Adverse Effect on the Borrowers.

7.9. Litigation and Contingent Liabilities.  There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or, threatened, against any of the Borrowers, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect upon any of the Borrowers, except as set forth in Schedule 7.9.  Other than any liability incident to such litigation or proceedings, none of the Borrowers have any material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to Section 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to Section 8.8(b) and not permitted by Section 9.1.

7.10. Event of Default.  No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any of the Borrowers of any of the Obligations hereunder or under any of the other Loan Documents, and none of the Borrowers is in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.11. Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon any of the Borrowers, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.12. Environmental Laws and Hazardous Substances.  None of the Borrowers have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of the Borrowers (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder.  Each of the Borrowers will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder.  Except as set forth on Schedule 7.12, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrowers’ knowledge, threatened, and the Borrowers shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by any of the Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous

Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects any of the Borrowers or their business, operations or assets or any properties at which any of the Borrowers have transported, stored or disposed of any Hazardous Substances.  Except as set forth on Schedule 7.12, none of the Borrowers have any material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.  Each of the Borrowers further agree to allow the Bank or its agent access to the properties of the Borrowers and their Subsidiaries to confirm compliance with all Environmental Laws, and each of the Borrowers shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of any of the Borrowers in order to avoid any non-compliance, with any Environmental Law, at the Borrowers’ sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

7.13. Solvency, etc.  As of the date hereof, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each Loan hereunder and the use of the proceeds thereof, (a) the fair value of each of the Borrowers’ assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of each of the Borrowers’ assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each of the Borrowers is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) none of the Borrowers intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) none of the Borrowers is engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14. ERISA Obligations.  All Employee Plans of the Borrowers meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  Each of the Borrowers have promptly paid and discharged all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15. Labor Relations.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against any of the Borrowers or threatened, (ii) hours worked by and payment made to employees of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law, and (ii) no unfair labor practice complaint is pending against any of the Borrowers or threatened before any governmental authority.

7.16. Security Interest.  This Agreement creates a valid security interest in favor of the Bank in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Bank or delivery of such Collateral to the Bank, shall constitute a valid, perfected, first-priority security interest in such Collateral subject to Permitted Liens.

7.17. Lending Relationship.  The relationship hereby created between the Borrowers and the Bank is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrowers have not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans.  The Bank represents that it will receive any Note payable to its order as evidence of a bank loan.

7.18. Business Loan.  The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrowers or any property securing the Loans.

7.19. Taxes.  The Borrowers have timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Bank and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien.  There is no controversy or objection pending, or threatened in respect of any tax returns of the Borrowers.  The Borrowers have made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.20. Compliance with Regulation U U.  No portion of the proceeds of the Loans shall be used by the Borrowers, or any Affiliate of the Borrowers, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.21. Governmental Regulation.  The Borrowers and their Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.22. Bank Accounts.  All Deposit Accounts and operating bank accounts of the Borrowers and its Subsidiaries are located at the Bank and the Borrowers have no other Deposit Accounts except those listed on Schedule 7.22 attached hereto.

7.23. Place of Business.  The principal place of business and books and records of the Borrowers is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and the Borrowers shall promptly notify the Bank of any change in such locations.  The Borrowers will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrowers’ business.

7.24. Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrowers to the Bank for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.25. Subordinated Debt.  The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Bank.  The Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt.  The Borrowers acknowledges that the Bank is entering into this Agreement and is making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 7.25.

7.26. Internal Controls.

(a) The Borrowers have established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the U.S. Securities Exchange Act or 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Borrowers is made known to the Borrowers’ principal executive officer and its principal financial offer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as a date within ninety (90) days prior to the filing of the Borrowers’ most recent annual or quarterly report filed with the Securities Exchange Commission; and (iii) are effective in all material respects to perform he functions for which they were established;

(b) Based on the evaluation of its disclosure controls and procedures, the Borrowers are not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Borrowers’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Borrowers’ internal controls; and

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

7.27. Real Property.   Set forth on Schedule 7.27 is a complete and accurate list, as of the date hereof, of the address of all real property owned or leased by any Borrower, together with, in the case of leased property, the name and mailing address of the lessor of such property.

7.28. Hedging Agreements. No Borrower is a party to, nor will it be a party to, any Hedging Agreement other than bona fide (not speculative) unsecured Hedging Agreement, in form and substance reasonably acceptable to the Bank, to protect the Borrowers against fluctuations in interest rates.

7.29. Lifeway’s Disclosure Documents.  Lifeway has heretofore delivered to Bank copies of its annual report on Form 10-K for the fiscal year ending December 31, 2007 as filed with the Securities and Exchange Commission under the Exchange and the reports or documents required to be filed by Lifeway under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act subsequent to December 31, 2007.  None of the information concerning Lifeway in any of the documents delivered by Lifeway pursuant to this Section 7.29 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein made, in light of the circumstances under which they are made, not misleading.

Section 8. AFFIRMATIVE COVENANTS.

8.1. Compliance with Bank Regulatory Requirements; Increased Costs.  If the Bank shall reasonably determine that any Regulatory Change, or compliance by the Bank or any Person controlling the Bank with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Bank’s or such controlling Person’s capital as a consequence of the Bank’s obligations hereunder or under any Letter of Credit to a level below that which the Bank or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration the Bank’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note with respect thereto, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrowers shall pay directly to the Bank or such controlling Person such additional amount as will compensate the Bank for such increased cost or such reduction, so long as (a) such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Bank first made demand therefore and (b) the Bank is generally attempting to collect such amounts from other similarly situated Persons borrowing from the Bank.

8.2. Borrowers Existence.  Each of the Borrowers shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which the Borrowers is presently conducting.  If any of the Borrowers does not have an Organizational Identification Number and later obtains one, such Borrower shall promptly notify the Bank of such Organizational Identification Number.  Notwithstanding the foregoing, Borrowers have advised Bank that Borrowers intend to merge or liquidate LFI into Lifeway and Bank will not unreasonably withhold its consent to such merger or liquidation provided such merger or liquidation does not have a Material Adverse Effect.

8.3. Compliance With Laws.  The Borrowers shall use the proceeds of the Loans for working capital and other business purposes set forth in this Agreement not in contravention of any requirements of law and not in violation of this Agreement, and shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.  In addition, and without limiting the foregoing sentence, each of the Borrowers shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrowers or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

8.4. Payment of Taxes and Liabilities.  Each of the Borrowers shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and Other Taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrowers or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5. Maintain Property.  Each of the Borrowers shall at all times maintain, preserve and keep its plant, properties and Equipment, including any Collateral, in good repair, working order and condition, (ordinary wear and tear and obsolescence excluded) and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  Each of the Borrowers shall permit the Bank to examine and inspect such plant, properties and Equipment, including any Collateral, at all reasonable times.

8.6. Maintain Insurance.  Each of the Borrowers shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to the Bank, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Bank.  Each of the Borrowers shall furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by such Borrower, which shall be reasonably acceptable in all respects to the Bank. Each of the Borrowers shall cause each issuer of an insurance policy to provide the Bank with an endorsement (i) showing the Bank as lender’s loss payee with respect to each policy of property or casualty insurance and naming the Bank as an additional insured with respect to each policy of liability insurance; and (ii) providing that thirty (30) days notice will be given to the Bank prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.  Each of the Borrowers shall execute and deliver to the Bank a collateral assignment, in form and substance satisfactory to the Bank, of each business interruption insurance policy maintained by such Borrower.

In the event any of the Borrowers either fail to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Borrowers hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Bank deems advisable.  This insurance coverage (a) may, but need not, protect the Borrowers’ interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Borrowers in connection with such property, including the Collateral. The Borrowers may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Borrowers have obtained the insurance coverage required by this Section.  If the Bank purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the principal amount of the Loans owing hereunder.  The costs of the insurance may be more than the cost of the insurance the Borrowers may be able to obtain on its own.

8.7. ERISA Liabilities; Employee Plans.  Each of the Borrowers shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrowers; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by the Borrowers of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8. Financial Statements.  Each of the Borrowers shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrowers, including:

(a) promptly when available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited financial statements of the Borrowers and their Subsidiaries, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may reasonably request, in reasonable detail, prepared and certified without adverse reference to going concern value and without qualification by an independent auditor of recognized standing, selected by the Borrowers and reasonably acceptable to the Bank, certified as true and correct by the Borrowers’ treasurer or chief financial officer; and

(b) promptly when available, and in any event, within forty five (45) days following the end of each fiscal quarter, a copy of the consolidated financial statements of the Borrowers and their Subsidiaries regarding such fiscal quarter and such fiscal year to date, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as true and correct by the Borrowers’ treasurer or chief financial officer.

No change with respect to such accounting principles shall be made by any of the Borrowers without giving prior notification to the Bank.  Each of the Borrowers represent and warrant to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrowers.  The Bank shall have the right at all times during business hours to inspect the books and records of the Borrowers and make extracts therefrom.

8.9. Supplemental Financial Statements.  Each of the Borrowers shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrowers by independent accountants in connection with any interim audit or review of the books of the Borrowers.

8.10. Borrowing Base Certificate.  Each of the Borrowers shall while any Revolving Loan is outstanding, (a) within twenty (20) days after the end of each month, and (b) if a Borrowing Base Certificate has not been delivered pursuant to the foregoing clause (a) for the prior month just ended, at any time the Borrowers shall request a Loan hereunder, execute and deliver to the Bank a Borrowing Base Certificate dated as of the last Business Day of such month, certified as true and correct by an authorized representative of the Borrowers and acceptable to the Bank in its sole and absolute discretion, provided, however, at any time an Event of Default exists, the Bank may require the Borrowers to deliver Borrowing Base Certificates more frequently.

8.11. Aged Accounts Schedule.  Each of the Borrowers shall while any Revolving Loan is outstanding, within twenty (20) days after the end of each month, deliver to the Bank an aged schedule of the Accounts of the Borrowers, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by the Borrowers’ treasurer or chief financial officer.

8.12. Inventory Reports.  Each of the Borrowers shall while any Revolving Loan is outstanding, within twenty (20) days after the end of each fiscal quarter, deliver to the Bank an inventory report, certified as accurate by the Borrowers’ treasurer or chief financial officer, and within such time as the Bank may specify, such other schedules and reports as the Bank may require.

8.13. Compliance Certificate.  Each of the Borrowers shall, contemporaneously with the furnishing of the financial statements pursuant to Section 8.8, executed and deliver to the Bank a duly completed Compliance Certificate, dated the date of such financial statements and certified as true and correct by an appropriate officer of the Borrowers, containing a computation of each of the financial covenants set forth in Section 10 and stating that the Borrowers have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

8.14. Field Audits.  Each of the Borrowers shall permit the Bank to inspect the Inventory, other tangible assets and/or other business operations of the Borrowers and each Subsidiary, to perform appraisals of the Equipment of the Borrowers and each Subsidiary, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to the Bank in the Bank’s sole and absolute discretion.  All such inspections or audits by the Bank shall be at the Borrowers’ sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists, the Borrowers shall not be required to reimburse the Bank for inspections or audits more frequently than once each fiscal year.

8.15. Securities and Exchange Commission Filings  Lifeway shall deliver to the Bank a copy of its Form 10-K within two (2) Business Days after filing same with the Securities and Exchange Commission (but in no event later than ninety (90) days after following the end of each fiscal year of Lifeway) and copy of its Form 10-Q within two (2) Business Days after filing same with the Securities and Exchange Commission (but in no event later than forty-five (45) days after the end of each fiscal quarter of Lifeway). In addition, Lifeway shall deliver to the Bank a copy of it proxy statement and all other reports or documents required to be filed by Lifeway under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act within two (2) Business Days after filing same with the Securities and Exchange Commission. None of the information concerning Lifeway in any of the documents delivered or to be delivered by Lifeway pursuant to this Section 8.15 will contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein made, in light of the circumstances under which they are made, not misleading.

8.16. Other Reports.  Each of the Borrowers shall, within such period of time as the Bank may specify, deliver to the Bank such other schedules and reports as the Bank may require.

8.17. Collateral Records.  Each of the Borrowers shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank’s Lien in the Collateral, including placing a legend, in form and content acceptable to the Bank, on all Chattel Paper created by the Borrowers indicating that the Bank has a Lien in such Chattel Paper.

8.18. Intellectual Property.  Each of the Borrowers shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.19. Notice of Proceedings.  Each of the Borrowers, promptly upon becoming aware, shall give written notice to the Bank of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrowers to the Bank which has been instituted or, to the knowledge of the Borrowers, is threatened against the Borrowers or any of their Subsidiaries or to which any of their respective properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.20. Notice of Event of Default or Material Adverse Effect.  Borrowers shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.21. Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any the Borrowers or any of their Subsidiaries, the Borrowers shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each of Borrowers shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrowers or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each of the Borrowers shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.22. Further Assurances.  The Borrowers shall take, and cause each Subsidiary to take, such actions as are necessary or as the Bank may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of the Borrowers and their Subsidiaries, in each case as the Bank may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.23. Banking Relationship.  Other than those accounts specified on Schedule 8.23, each of the Borrowers covenant and agree, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service.

Section 9. NEGATIVE COVENANTS.

9.1. Debt.  The Borrowers shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations under this Agreement and the other Loan Documents;

(b) obligations of the Borrowers for Taxes, assessments, municipal or other governmental charges;

(c) obligations of the Borrowers for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d) Subordinated Debt;

(e) Hedging Obligations incurred in favor of the Bank or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(f) Capitalized Lease Obligations and purchase money obligations (as defined in the UCC), provided that the aggregate amount of all such Debt outstanding at any time shall not exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate;

(g) Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(h) The Morgan Stanley Loan and Wachovia Loan.

9.2. Encumbrances.  The Borrowers shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrowers, whether owned at the date hereof or hereafter acquired, except for those Permitted Liens described in Schedule 9.2.  Without limiting the generality of the foregoing, each of the Borrowers shall not, directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon of any real estate owned by such Borrower or any of its Subsidiaries, except Permitted Liens.

9.3. Investments.  The Borrowers shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a) contributions by the Borrowers to the capital of any Subsidiary which have granted a first perfected security interest in all of its assets in favor of the Bank, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary;

(b) Investments constituting Debt permitted by Section 9.1;

(c) Contingent Liabilities constituting Debt permitted by Section 9.1 or Liens permitted by Section 9.2;

(d) Cash Equivalent Investments;

(e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

(f) Investments listed on Schedule 8.23 or  Schedule 9.3 as of the date hereof.

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

9.4. Transfer; Merger; Sales.  The Borrowers shall not and not permit any Subsidiary to, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, liquidation, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Borrowers or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Borrowers or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Wholly-Owned Subsidiary, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for sales of Inventory in the ordinary course of business and Assets Dispositions permitted hereunder, or (c) sell or assign, with or without recourse, any receivables.

9.5. Issuance of Capital Securities.  The Borrowers shall not and shall not permit any Subsidiary to issue any Capital Securities other than (a) any issuance of shares of the Borrowers’ common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, or (b) any issuance of Capital Securities by a Subsidiary to the Borrowers or another Subsidiary in accordance with Section 9.6.

9.6. Distributions.  The Borrowers shall not and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt, or (e) set aside funds for any of the foregoing.  Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Borrowers or to a domestic Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom (including, but not limited to, any Event of Default or Unmatured Event of Default under Section 10 hereof), the Borrowers may make regularly scheduled payments of interest in respect of Subordinated Debt to the extent permitted under the subordination provisions thereof, (iii) the applicable Borrowers may make payments to the extent permitted under the Subordination Agreement(s); and (iv) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom (including, but not limited to, any Event of Default or Unmatured Event of Default under Section 10 hereof), Lifeway may declare and pay cash distributions or dividends on its outstanding capital stock and purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof.

9.7. Transactions with Affiliates.  The Borrowers shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates (excluding transactions between Borrowers so long as such Borrowers (other than Lifeway) are Wholly-Owned Subsidiaries of Lifeway) or with any director, officer or employee of the Borrowers other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrowers and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to the Borrowers than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrowers.

9.8. Unconditional Purchase Obligations.  The Borrowers shall not and shall not permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.9. Cancellation of Debt.  The Borrowers shall not, and not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.10. Inconsistent Agreements.  The Borrowers shall not and shall not permit any Subsidiary to enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrowers hereunder or by the performance by the Borrowers or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrowers or any Subsidiary from granting to the Bank a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrowers or any other Subsidiary, or pay any Debt owed to the Borrowers or any other Subsidiary, (ii) make loans or advances to the Borrowers or any other Subsidiary, or (iii) transfer any of its assets or properties to the Borrowers or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

9.11. Use of Proceeds.  Neither the Borrowers nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by the Bank or any Affiliate of the Bank.

9.12. Bank Accounts.  The Borrowers shall not establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with the Bank.

9.13. Business Activities; Change of Legal Status and Organizational Documents.  The Borrowers shall not and shall not permit any Subsidiary to (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (b) permit its Organizational Documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Bank.

9.14. Prepayment of Seller Note.  None of the Borrowers will amend or otherwise prepay the Seller Note as long as this Agreement is in effect and the Obligations remain outstanding without the Bank’s prior written approval (in its sole discretion).

Section 10. FINANCIAL COVENANTS.

10.1. Tangible Net Worth.  As of the end of each of its fiscal quarters, the Borrowers and their Subsidiaries shall maintain consolidated Tangible Net Worth in an amount not less than Nine Million and 00/100 Dollars ($9,000,000.00), plus thirty percent (30.00%) of the aggregate consolidated Net Income earned by the Borrowers and their Subsidiaries during all previous fiscal years, commencing with the fiscal year ending on December 31, 2009, provided, however, that net losses incurred in any fiscal year of the Borrowers or its Subsidiaries shall not be subtracted in the determination of the Tangible Net Worth requirement.

10.2. Fixed Charge Coverage.  As of the end of each of its fiscal quarters, the Borrowers and their Subsidiaries shall maintain a ratio of (a) the total for the four fiscal quarters then ending of consolidated EBITDA minus, in respect of such four fiscal quarters, the sum of (i) all income taxes paid in cash by the Borrowers and their Subsidiaries, (ii) all Capital Expenditures which are not financed with Funded Debt, (iii) cash distributions or dividends and (iv) amounts paid to repurchase or redeem stock or equity, to (b) the sum for such four fiscal quarters of (i) Interest Charges plus (ii) required payments of principal of Funded Debt (including the Term Loan, but excluding the Revolving Loans), of not less than 1.10 to 1.

10.3. Capital Expenditures.  The Borrowers and their Subsidiaries shall not collectively incur Capital Expenditures in an amount greater than Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) in the aggregate in each fiscal year, tested quarterly.

Section 11. EVENTS OF DEFAULT.

The Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1. Nonpayment of Obligations.  Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within three (3) Business Days when due.

11.2. Misrepresentation.  Any material oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Bank shall be false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3. Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of ten (10) days after the Borrowers receives notice or knowledge from any source of such failure to perform or default in performance, or in the other Loan Documents or any other agreement with the Bank and such failure to perform or default in performance continues beyond any applicable grace or cure period.

11.4. Default under Loan Documents.  A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5. Default under Other Debt.  Any default by any Obligor in the payment of any Debt for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6. Other Material Obligations.  Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

11.7. Bankruptcy, Insolvency, etc.  Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8. Judgments.  The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance and in the Bank’s reasonable judgment may have a Material Adverse Effect.

11.9. Change in Control.  The occurrence of any Change in Control.

11.10. Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, which in the Bank’s reasonable judgment may have a Material Adverse Effect. and such judgment or other process shall not have been, within thirty (30) day from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrowers to do any act deemed reasonably necessary by the Bank to preserve and maintain the value and collectability of the Collateral.

11.11. Material Adverse Effect.  The occurrence of any development, condition or event which has a Material Adverse Effect on any of the Borrowers.

11.12. Subordinated Debt.  The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid or otherwise cease to be in full force and effect.  Any of the Borrowers shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Subordinated Debt or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.

Section 12. REMEDIES.

Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an

Event of Default, declare its commitments to the Borrowers to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Bank to the Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank.  The Borrowers hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrowers of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.  In addition to the foregoing:

12.1. Possession and Assembly of Collateral.  The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrowers’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any of the Borrowers’ premises without cost to the Bank.  At the Bank’s request, the Borrowers will, at the Borrowers’ sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrowers.

12.2. Sale of Collateral.  The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale.  The Borrowers acknowledges that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  Each of the Borrowers consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrowers.  The Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition.  Each of the Borrowers hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral.  Each of the Borrowers consent to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate.  Each of the Borrowers expressly absolve the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, each of the Borrowers acknowledge and agree that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral.  Each of the Borrowers acknowledge that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrowers or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4. UCC and Offset Rights.  The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any

Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank.  Each of the Borrowers, on behalf of itself and each Obligor, hereby waive the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

12.5. Additional Remedies.  The Bank shall have the right and power to:

(a) instruct the Borrowers, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank’s nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrowers hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrowers, any guarantor or other Person liable to the Bank for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank’s rights hereunder, under any Note or under any of the other Obligations.

Each of the Borrowers hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agree that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6. Attorney-in-Fact.  Each of the Borrowers hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrowers’ true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrowers’ name, place and stead, with full power of substitution, from and after the occurrence of an Event of Default, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing the any of the Borrowers’ names to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of any of the Borrowers, changing the address of any Borrower to that of the Bank, opening all envelopes addressed to each or any Borrower and applying any payments contained therein to the Obligations.  Each of the Borrowers hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  Each of the Borrowers hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7. No Marshaling.  The Bank shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, each Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Borrowers hereby irrevocably waives the benefits of all such laws.

12.8. Application of Proceeds.  The Bank will within one (1) Business Day after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrowers.  Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 14 hereof.

12.9. No Waiver.  No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Each of the Borrowers agree that in the event that any of the Borrowers fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agree that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.10. Letters of Credit.  With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 12, the Borrowers shall at such time deposit in a cash collateral account opened by the Bank an amount equal to the Letter of Credit Obligations then outstanding.  Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the Obligations, in such order of application as the Bank may, in its sole discretion, from time to time elect.  After all such Letters of Credit shall have expired or been fully drawn upon, all commitments to make Loans hereunder have terminated and all other Obligations have been indefeasibly satisfied and paid in full in cash, the balance, if any, in such cash collateral account shall be returned to the Borrowers or such other Person as may be lawfully entitled thereto.

Section 13. CROSS-GUARANTY.

13.1           Cross-Guaranty.  Each of the Borrowers hereby agree that the Borrowers are jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrowers.  Each of the Borrowers agree that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by, the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Loan Document or any other agreement, document or instrument to which any Borrowers is or may become a party; the absence of any action to enforce this Agreement (including this Section 13) or any Loan Document or the waiver or consent by Bank with respect to any of the provisions thereof; the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Bank in respect thereof (including the release of any such security); the insolvency of any Borrowers; or any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of the Borrowers shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

           13.2           Waivers By Borrowers. Each Borrowers expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Bank to marshal assets or to proceed in respect of the Obligations hereunder, against any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrowers.  It is agreed among each Borrowers and Bank that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Loan Documents and that, but for the provisions of this Section 13.2 and such waivers, Bank would decline to enter into this Agreement.

13.3           Benefit of Guaranty.   Each of the Borrowers agree that the provisions of this Section 13 are for the benefit of Bank and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrowers and Bank, the obligations of such other Borrowers under this Agreement and the Loan Documents.

13.4           Subordination of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any of the other Loan Documents, and except as set forth in Section 13.7, each Borrowers hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full.  Each of the Borrowers acknowledge and agree that this subordination is intended to benefit Bank and shall not limit or otherwise affect such Borrowers’ liability hereunder or the enforceability of this Section 13, and that Bank and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.

13.5           Election of Remedies.   If Bank may, under applicable law, proceed to realize its benefits under this Agreement or any Loan Document giving Bank a Lien upon any Collateral, whether owned by any Borrowers or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Bank may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13.  If, in the exercise of any of its rights and remedies, Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrowers or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrowers hereby consents to such action by Bank and waives any claim based upon such action, even if such action by Bank shall result in a full or partial loss of any rights of subrogation that each Borrowers might otherwise have had but for such action by Bank.  Any election of remedies that results in the denial or impairment of the right of Bank to seek a deficiency judgment against any Borrowers shall not impair any and all other Borrowers’ obligation to pay the full amount of the Obligations.  In the event Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement or any Loan Documents, Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Bank but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 13, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Bank might otherwise be entitled but for such bidding at any such sale.

13.6           Limitation.  Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 13 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2 of this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of:  (i) the net amount of all Loans advanced to any other Borrowers under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrowers; and (ii) the amount that could be claimed by Bank from such Borrowers under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrowers’ right of contribution and indemnification from each other Borrowers under Section 13.7.

13.7           Contribution with Respect to Guaranty Obligations.  To the extent that any Borrowers shall make a payment under this Section 13 of all or any of the Obligations (other than Loans made directly to that Borrowers), then, following indefeasible payment in full in cash of the Obligations) such Borrowers shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrowers in such amounts as the Borrowers shall mutually agree.  This Section 13.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of Borrowers to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.  Nothing contained in this Section 13.7 shall limit the liability of any Borrowers to pay the Loans made directly or indirectly to those Borrowers and accrued interest, fees and expenses with respect thereto for which such Borrowers shall be primarily liable.  The rights of the indemnifying Borrowers against any other Borrowers under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Bank’s commitment to lend and provide any other financial accommodations to any Borrowers under this Agreement.

13.8           Liability Cumulative.  The liability of Borrowers under this Section 13 is in addition to and shall be cumulative with all Obligations of each Borrowers to Bank under this Agreement and the Loan Documents to which such Borrowers are a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 14. MISCELLANEOUS.

14.1. Obligations Absolute.  None of the following shall affect the Obligations of the Borrowers to the Bank under this Agreement or the Bank’s rights with respect to the Collateral:

(a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

(b) release by the Bank of any of the Borrowers all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by the Bank of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any of the Borrowers of the Obligations; or

(d) failure of the Bank to resort to any other security or to pursue any of the Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2. Entire Agreement.  This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrowers and the Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Borrowers and the Bank.  No promises, either expressed or implied, exist between the Borrowers and the Bank, unless contained herein or therein.  This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents.  This Agreement and the other Loan Documents are the result of negotiations among the Bank, the Borrowers and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Bank merely because of the Bank’s involvement in their preparation.

14.3. Amendments; Waivers.  No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.4. WAIVER OF DEFENSES.  EACH OF THE BORROWERS WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY OF THE BORROWERS MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT.  PROVIDED THE BANK ACTS IN GOOD FAITH, EACH OF THE BORROWERS RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

14.5. FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.6. WAIVER OF JURY TRIAL.  THE BANK AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY

OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND ANY OF THE BORROWERS ARE ADVERSE PARTIES, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

14.7. Assignability.  The Bank may at any time assign the Bank’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Bank’s rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral.  In addition, the Bank may at any time sell one or more participations in the Loans.  None of the Borrowers may sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank in its sole and absolute discretion.  This Agreement shall be binding upon the Bank and each of the Borrowers and their respective legal representatives and successors.  All references herein to the Borrowers shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrowers” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8. Confirmations.  The Borrowers and the Bank agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding.

14.9. Confidentiality.  The Bank agrees to use commercially reasonable efforts (equivalent to the efforts the Bank applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by the Borrowers, including all information designated as confidential, except that the Bank may disclose such information (a) to Persons employed or engaged by the Bank in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 14.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Bank’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank is a party; (f) to any nationally recognized rating agency that requires access to information about the Bank’s investment portfolio in connection with ratings issued with respect to the Bank; (g) to any Affiliate of the Bank who may

provide Bank Products to any one or more of the Borrowers or any Subsidiary, or (h) that ceases to be confidential through no fault of the Bank.

14.10. Binding Effect.  This Agreement shall become effective upon execution by the Borrowers and the Bank.  If this Agreement is not dated or contains any blanks when executed by the Borrowers, the Bank is hereby authorized, without notice to the Borrowers, to date this Agreement as of the date when it was executed by the Borrowers, and to complete any such blanks according to the terms upon which this Agreement is executed.

14.11. Governing Law.  This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

14.12. Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13. Survival of Borrowers Representations.  All covenants, agreements, representations and warranties made by each of the Borrowers herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Borrowers have fulfilled all of their Obligations to the Bank, and the Bank has been indefeasibly paid in full in cash.  The Bank, in extending financial accommodations to the Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

14.14. Extensions of Bank’s Commitment.  This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Bank’s commitment hereunder, and (ii) any replacement note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for any Note.

14.15. Time of Essence.  Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrowers of each covenant, agreement, provision and term of this Agreement.

14.16. Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission (such as a pdf file) shall constitute effective delivery thereof.  Electronic records of executed Loan Documents maintained by the Bank shall deemed to be originals thereof.

14.17. Notices.  Except as otherwise provided herein, the Borrowers waives all notices and demands in connection with the enforcement of the Bank’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To the Borrowers:	c/o Lifeway Foods, Inc. 6431 West Oakton Street Morton Grove, Illinois 60053 Attention: Edward Smolyansky Fax: (847) 967-6558

With a copy to:	McDonald Hopkins LLC 640 North LaSalle Street, Suite 590 Chicago, Illinois 60654 Attention: Joel Dalinka, Esq. Fax: (312) 280-8232

To the Bank:	The PrivateBank and Trust Company 120 S. LaSalle Street Chicago, IL 60603 Attention: Thomas Estey and Douglas Buchler Fax: (312) 564-6886

With copy to:	Patzik, Frank & Samotny Ltd. 150 South Wacker Drive Suite 1500 Chicago, Illinois 60606 Attn: Gary I. Walt, Esq. Fax: (312) 551-1101

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.  All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier.  No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

14.18. Release of Claims Against Bank.  In consideration of the Bank making the Loans, the Borrowers and all other Obligors do each hereby release and discharge the Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Bank from the date of their respective first contact with the Bank until the date of this Loan Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Bank.  The Borrowers and all other Obligors confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that the Bank is relying upon this release in extending the Loans to the Borrowers.

14.19. Costs, Fees and Expenses.  The Borrowers shall pay or reimburse the Bank for all reasonable costs, fees and expenses incurred by the Bank or for which the Bank becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Bank, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Bank or any Affiliate of the Bank, plus costs and expenses of such attorneys or of the Bank; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated.  In furtherance of the foregoing, the Borrowers shall pay any and all stamp and Other Taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agree to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrowers to the Bank pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrowers to the Bank on demand.  If at any time or times hereafter the Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Bank, the Borrowers, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrowers’ business or affairs, or (iii) to enforce any rights of the Bank against the Borrowers or any other Person that may be obligated to the Bank by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Bank’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrowers to the Bank on demand.

14.20. Indemnification.  Each of the Borrowers agree to defend (with counsel satisfactory to the Bank), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers and the Bank; provided, however, that the Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the Obligations of the Borrowers and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.21. Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Obligor or the transfer to the Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Bank is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Bank, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

14.22. Customer Identification - USA Patriot Act Notice.  The Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrowers and such other information that will allow the Bank to identify the Borrowers in accordance with the Act.

[Signature page follows on next page]

IN WITNESS WHEREOF, the Borrowers and the Bank have executed this Loan and Security Agreement as of the date first above written.

LIFEWAY FOODS, INC.

By:   /s/ Julie Smolyansky
Title:   President and CEO

FRESH MADE, INC.

By:   /s/ Edward Smolyansky
Title:    President

LFI ENTERPRISES, INC.

By:   /s/ Julie Smolyansky
Title:   President and CEO

HELIOS NUTRITION LIMITED

By:   /s/ Julie Smolyansky
Title:   President and CEO

PRIDE OF MAIN STREET DAIRY, LLC

By:   /s/ Julie Smolyansky
Title:   President and CEO

STARFRUIT, LLC

By:   /s/ Julie Smolyansky
Title:   President and CEO

[Loan and Security Agreement Signature Page Continued]

Agreed and accepted: THE PRIVATEBANK AND TRUST COMPANY, By: /s/ Name:_______________________________ Title: _______________________________

EXHIBIT A

Form of Revolving Note

REVOLVING NOTE

$5,000,000.00	Chicago, Illinois February _, 2009

On the Revolving Loan Maturity Date or on such earlier date as required by the Loan Agreement (as defined below), FOR VALUE RECEIVED, the undersigned (the “Borrowers”), jointly and severally, promise to pay to the order of The PrivateBank and Trust Company (the “Lender”) at Lender’s office at 120 South LaSalle Street, Chicago, Illinois 60603, or such other place as Lender may designate from time to time hereafter, the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by Lender under the Revolving Loan pursuant to that certain Loan and Security Agreement dated of even date herewith by and among Borrowers and Lender (herein, as the same may be amended, modified or supplemented, the “Loan Agreement”) as shown on the Lender’s books and records. All capitalized terms used herein without definition shall have the same meanings herein as such terms are given in the Loan Agreement.

This Note evidences those certain Loans under the Revolving Loan Commitment made from time to time to Borrowers by Lender under the Loan Agreement, and Borrowers hereby promise to pay interest at the office described above on the Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Loan Agreement.

Repayments of principal hereon shall be recorded by the Lender on the Lender’s books and records.  Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so recorded on a schedule to this Note or recorded on the books and records of the Lender shall, absent demonstrable error, be conclusive evidence of the amount of the Loans made by Lender to Borrowers and the interest and payments thereon.

This Note is issued by Borrowers under the terms and provisions of the Loan Agreement and is secured by, among other things, the Collateral and the Loan Documents and this Note and the holder hereof is entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof.  This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Loan Agreement.

All of Lender’s rights and remedies are cumulative and non-exclusive.  The acceptance by Lender of any partial payment made hereunder after the time when any of the Obligations hereunder become due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment thereof.  Lender’s failure to require strict performance by Borrowers of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder.  Except as provided in the Loan Agreement, each Borrower and every endorser waives presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.  Except as provided in the Loan Agreement, each Borrower further waives any and all notice or demand to which such Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law)

THIS NOTE SHALL BE DELIVERED AND ACCEPTED IN AND SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

THE LENDER AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR NOTE DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND ANY OF THE BORROWERS ARE ADVERSE PARTIES, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL

INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

[signature page attached]

IN WITNESS WHEREOF, this Revolving Note has been duly executed as of the day and year first written above.

LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

FRESH MADE, INC.

By:  ___________________________________
Title: __________________________________

LFI ENTERPRISES, INC.

By:  ___________________________________
Title: __________________________________

HELIOS NUTRITION LIMITED

By:  ___________________________________
Title: __________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  ___________________________________
Title: __________________________________

STARFRUIT, LLC

By:  ___________________________________
Title: __________________________________

EXHIBIT B

Form of Term Note

TERM NOTE

$7,600,000	Chicago, Illinois February _, 2009

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), jointly and severally,  promise to pay to the order of The PrivateBank and Trust Company (the “Lender”), at the Lender’s office at 120 South LaSalle Street, Chicago, Illinois 60603, or such other place as Lender may designate from time to time hereafter, the principal sum of Seven Million Six Hundred Thousand and 00/100 Dollars ($7,600,000.00), payable as set forth in the that certain Loan and Security Agreement dated of even date herewith by and among Borrowers and Lender (herein, as the same may be amended, modified or supplemented, the “Loan Agreement”).  The final payment of all then outstanding principal and interest on the Loan shall be due on the Term Loan Maturity Date.  All capitalized terms used herein without definition shall have the same meanings herein as such terms are given in the Loan Agreement.

This Note evidences the Term Loan made to Borrowers by the Lender under the Loan Agreement, and Borrowers hereby promise to pay interest at the office described above on the Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Loan Agreement.

The Loan evidenced hereby and any repayment of principal hereon, shall be recorded by the Lender on Lender’s books and records.  Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so recorded on the books and records of the Lender shall, absent demonstrable error be conclusive evidence of the amount of the Loans made by Lender to Borrowers and the interest and payments thereon.

This Note is issued by Borrowers under the terms and provisions of the Loan Agreement and is secured by, among other things, the Collateral and the Loan Documents and this Note and the holder hereof is entitled to all of the benefits and security provided for thereby.  This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Loan Agreement.

All of Lender’s rights and remedies are cumulative and non-exclusive.  The acceptance by Lender of any partial payment made hereunder after the time when any of the Obligations hereunder become due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment thereof.  Lender’s failure to require strict performance by Borrowers of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder.  Except as provided in the Loan Agreement, each Borrower and every endorser waives presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.  Except as provided in the Loan Agreement, each Borrower further waives any and all notice or demand to which such Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

THIS NOTE SHALL BE DELIVERED AND ACCEPTED IN AND SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

THE LENDER AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR NOTE DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND ANY OF THE BORROWERS ARE ADVERSE PARTIES, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

[signature page attached]

IN WITNESS WHEREOF, this Term Note has been duly executed as of the day and year first written above.

LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

FRESH MADE, INC.

By:  ___________________________________
Title: __________________________________

LFI ENTERPRISES, INC.

By:  ___________________________________
Title: __________________________________

HELIOS NUTRITION LIMITED

By:  ___________________________________
Title: __________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  ___________________________________
Title: __________________________________

STARFRUIT, LLC

By:  ___________________________________
Title: __________________________________

EXHIBIT C

Form of Borrowing Base Certificate

BORROWING BASE CERTIFICATE
FOR
LOAN AND SECURITY AGREEMENT
DATED FEBRUARY _, 2009 (“AGREEMENT”) BY AND AMONG

LIFEWAY FOODS, INC.
FRESH MADE, INC.
LFI ENTERPRISES, INC.
HELIOS NUTRITION LIMITED
PRIDE OF MAIN STREET DAIRY, LLC
STARFRUIT, LLC

AND

THE PRIVATEBANK AND TRUST COMPANY

BORROWING BASE COMPUTATION

I.    ACCOUNTS RECEIVABLE

(a)	Billed Accounts Receivable	$__________

Less:
Over 60 days	$__________
25%Rule, +60 days	$__________
Contra accounts	$__________
Government Contracts	$__________
Foreign Accounts	$__________
Subject to other Liens	$__________
Affiliate Accounts	$__________
Other exclusions	$__________

$__________
(b)	Total of Eligible Receivables	$__________
(c)	80% of (b)	$__________

II.           INVENTORY

(a)	Inventory	$__________

Less:
Damaged or Defective	$__________
Consigned, in transit, bill of lading	$__________

Inventory not located at Eligible collateral location	$__________
Other exclusions	$__________

$__________
(b)	Total of Eligible Inventory	$__________
(c)	Lesser of 50% of (b) or $2,000,000	$__________

III.	“AVAILABILITY”, lesser of I (c) + II (c) minus $100,000 environmental reserve for the Niles Property and Revolving Loan Commitment	$__________

IV.	OUTSTANDING REVOLVING LOANS & LETTER OF CREDIT OBLIGATIONS	$__________

V.	AVAILABILITY REMAINING (III minus IV)	$__________

Except as specifically described herein, the undersigned represent and warrant that: the above Borrowing Base Certificate is true and accurate as of the date appearing hereinabove; no “Event of Default” or “Unmatured Event of Default” as defined in the Agreement, pursuant to which this Borrowing Base Certificate is executed, has occurred and is continuing on the date hereof and the individual signing this Certificate on its behalf is authorized to do so.  Terms in quotation marks are used as defined in such Agreement.

[signature page attached]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered by its duly authorized representative as of the date set forth below.

  LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

FRESH MADE, INC.

By:  ___________________________________
Title: __________________________________

LFI ENTERPRISES, INC.

By:  ___________________________________
Title: __________________________________

HELIOS NUTRITION LIMITED

By:  ___________________________________
Title: __________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  ___________________________________
Title: __________________________________

STARFRUIT, LLC

By:  ___________________________________
Title: __________________________________

EXHIBIT D

Form of Compliance Certificate

COMPLIANCE CERTIFICATE
FOR
LOAN AND SECURITY AGREEMENT
dated February _, 2009 by and among

LIFEWAY FOODS, INC.
FRESH MADE, INC.
LFI ENTERPRISES, INC.
HELIOS NUTRITION LIMITED
PRIDE OF MAIN STREET DAIRY, LLC
STARFRUIT, LLC

AND

THE PRIVATEBANK AND TRUST COMPANY

I.    MINIMUM TANGIBLE NET WORTH (Section 10.1):

1.           Tangible Net Worth as of December 31, 200_                                                                      $__________

2.           30% of Net Income for fiscal year ended                                                                               $__________
as of December 31, 200_

3.           Minimum Tangible Net Worth Required [(1) plus (2)]                                                        $__________

4.           Actual Tangible Net Worth as of ______ __, 200_                                                            $__________

Covenant in Compliance?                                                                                                                        __________

II.	FIXED CHARGE COVERAGE RATIO (Section 10.2):[1]

1.           EBITDA                                                                                                           $__________

2.             Minus:  Permitted Distributions, stock
Purchases and redemptions and other
Cash Distributions,                                                                                      $__________
Unfinanced Capital Expenditures                                                              $__________
Cash Taxes                                                                                                    $__________
3.             Total From Line Item 2                                                                                 $__________

4.           Remainder of (1) minus (3)                                                                            $__________

5.           Interest Charges                                                                                             $__________

1 To be tested quarterly commencing the quarter ended _______, 2009.

6.           Principal Payments for Funded Debt                                                          $__________

7.           Capitalized Lease Obligation Payments                                                      $___________

8.           Sum of (5), (6) and (7)                                                                                     $___________

9.           Ratio of (4) to (8)        _____ to 1

10.           Minimum Required   1.1 to 1

Covenant in Compliance?                                                                                                      __________

III.  MAXIMUM CAPITAL EXPENDITURES (SECTION 10.3):

1.           Capital Expenditures during prior 12-months                                             $__________

2.           Minimum Capital Expenditures Permitted                                                   $___________

Covenant in Compliance?                                                                                                     __________

This Compliance Certificate is being delivered pursuant to Section 8.13 of that certain Loan and Security Agreement dated as of February _, 2009 (the “Loan Agreement”) by and among Lifeway Foods, Inc, an Illinois corporation (“Lifeway”), Fresh Made, Inc., a Pennsylvania corporation (“FMI”), LFI Enterprises, Inc., an Illinois corporation (“LFI”), Helios Nutrition Limited, a Minnesota corporation (“Helios”), Pride of Main Street Dairy, LLC, a Minnesota limited liability company (“Main Street”), and Starfruit, LLC, an Illinois limited liability company (“Starfruit”; Lifeway, FMI, LFI, Helios, Main Street and Starfruit are hereinafter collectively referred to as the “Borrowers”).  Capitalized terms used herein which are not defined shall have the meanings ascribed to them in the Loan Agreement.  Except as specifically described herein, the Borrowers represent and warrant to Lender that: the above Compliance Certificate is true and accurate as of the date hereof for the Borrower’s fiscal quarter ended _________, 20__; no “Event of Default” or “Unmatured Event of Default” as defined in the Agreement, pursuant to which this Compliance Certificate is executed, has occurred and is continuing on the date hereof and the individual signing this Compliance Certificate on its behalf is authorized to do so.

[signature page attached]

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed and delivered by its duly authorized representative as of the date set forth below.

LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

FRESH MADE, INC.

By:  ___________________________________
Title: __________________________________

LFI ENTERPRISES, INC.

By:  ___________________________________
Title: __________________________________

HELIOS NUTRITION LIMITED

By:  ___________________________________
Title: __________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  ___________________________________
Title: __________________________________

STARFRUIT, LLC

By:  ___________________________________
Title: __________________________________

EXHIBIT E

Form of Notice of Borrowing

LIFEWAY FOODS, INC.
FRESH MADE, INC.
LFI ENTERPRISES, INC.
HELIOS NUTRITION LIMITED
PRIDE OF MAIN STREET DAIRY, LLC
STARFRUIT, LLC
C/O 6431 WEST OAKTON STREET
MORTON GROVE, ILLINOIS  60053

February _, 2009

The PrivateBank and Trust Company
120 South LaSalle Street
Chicago, Illinois  60603

To Whom It May Concern:

Reference is made to that certain made to that certain Loan and Security Agreement dated as of February _, 2009 (the “Agreement”) among by and among Lifeway Foods, Inc, an Illinois corporation (“Lifeway”), Fresh Made, Inc., a Pennsylvania corporation (“FMI”), LFI Enterprises, Inc., an Illinois corporation (“LFI”), Helios Nutrition Limited, a Minnesota corporation (“Helios”), Pride of Main Street Dairy, LLC, a Minnesota limited liability company (“Main Street”), and Starfruit, LLC, an Illinois limited liability company (“Starfruit”; Lifeway, FMI, LFI, Helios, Main Street and Starfruit are hereinafter collectively referred to as the “Borrowers”).  Capitalized terms used herein which are not defined shall have the meanings ascribed to them in the Agreement.

Borrowers hereby request that the Lender disburse the proceeds of the Revolving Loan and Term Loan in the manner specified on Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

E-1

FRESH MADE, INC.

By:  _________________________________
Title: ________________________________

LFI ENTERPRISES, INC.

By:  _________________________________
Title: ________________________________

HELIOS NUTRITION LIMITED

By:  _________________________________
Title: ________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  _________________________________
Title: ________________________________

STARFRUIT, LLC

By:  _________________________________
Title: ________________________________

E-2

EXHIBIT A

DISBURSEMENT DIRECTIONS

Term Loan:

Revolving Loan:

EXHIBIT F

Form of Notice of Notice of Conversion/Continuation

NOTICE OF CONVERSION/CONTINUATION

To:                      The PrivateBank and Trust Company, as Lender

Reference is made to that certain Loan and Security Agreement dated as of February _, 2009 (the “Loan Agreement”) by and among by and among Lifeway Foods, Inc, an Illinois corporation (“Lifeway”), Fresh Made, Inc., a Pennsylvania corporation (“FMI”), LFI Enterprises, Inc., an Illinois corporation (“LFI”), Helios Nutrition Limited, a Minnesota corporation (“Helios”), Pride of Main Street Dairy, LLC, a Minnesota limited liability company (“Main Street”), and Starfruit, LLC, an Illinois limited liability company (“Starfruit”; Lifeway, FMI, LFI, Helios, Main Street and Starfruit are hereinafter collectively referred to as the “Borrowers”)and The PrivateBank and Trust Company (“Lender”).  Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrowers hereby gives irrevocable notice to Lender, pursuant to Section 5.1 of the Loan Agreement, of their request to:

•
disburse as a LIBOR Loan, $____________ of the Term Loan being requested pursuant to the notice of borrowing of even date herewith with an Interest Period of _____________ months and $____________ of the Revolving Loan being requested pursuant to the notice of borrowing of even date herewith with an Interest Period of _____________ months;

•
on [    date    ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

•	on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 3 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

The Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________, 20__.

[signature page attached]

F-1

IN WITNESS WHEREOF, the undersigned has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized representative as of the date set forth above.

LIFEWAY FOODS, INC.

By: ___________________________________
Title:__________________________________

FRESH MADE, INC.

By:  ___________________________________
Title: __________________________________

LFI ENTERPRISES, INC.

By:  ___________________________________
Title: __________________________________

HELIOS NUTRITION LIMITED

By:  ___________________________________
Title: __________________________________

PRIDE OF MAIN STREET DAIRY, LLC

By:  ___________________________________
Title: __________________________________

STARFRUIT, LLC

By:  ___________________________________
Title: __________________________________

F-2

SCHEDULE 6.1

Excluded Collateral

Real property owned by Freshmade and located at 810-820 Bleigh Avenue, Philadelphia, Pennsylvania.

The following Morgan Stanley accounts and amounts held therein:

Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx
Lifeway Foods, Inc.                                                      Account No. xxx-xxx-xxxxx-xxx

The following Wachovia accounts and amounts held therein:

Lifeway Foods, Inc.                                                      Account No. xxxx-xxxx
Lifeway Foods, Inc.                                                      Account No. xxxx-xxxx

SCHEDULE 7.1

Borrower Organization Identification Numbers

Borrower	Jurisdiction	Organization Identification Number

Lifeway Foods, Inc.	Illinois	5425-124-6
Fresh Made, Inc.	Pennsylvania	822425
LFI Enterprises, Inc.	Illinois	5700-566-1
Helios Nutrition Limited	Minnesota	9P-79
Pride of Main Street Dairy, LLC	Minnesota	18391-LLC
Starfruit, LLC	Illinois	02155133

SCHEDULE 7.6

Capital Securities

Borrower	# of Authorized Shares	# of Issued Shares
Lifeway Foods, Inc.	22,500,000	16,867,890*
Fresh Made, Inc.	10,000	10,000
LFI Enterprises, Inc.	1,000,000	1,000
Helios Nutrition Limited	15,000,000	809,888
*Weighted average number of shares outstanding as of the 9 month period ending September 30, 2008.

Borrower	# of Membership Interests
Pride of Main Street Dairy, LLC	3,433,400
Starfruit, LLC	100

SCHEDULE 7.9

Litigation and Contingent Liabilities

None.

SCHEDULE 7.12

Environmental Matters

1.           Phase I Environmental Site Assessment of 6431 West Oakton Street, Morton Grove, Illinois, prepared by The English Company, dated as of October 20, 2008, and known as Project No. 2718-544.

2.           Limited Subsurface Investigation of 6431 West Oakton Street, Morton Grove, Illinois, prepared by The English Company, dated as of December 30, 2008, and known as Project No. 2751-554.

3.           Phase I Environmental Site Assessment of 6101 Gross Point Road, Niles, Illinois, prepared by Advanced Environmental Corporation, dated as of July 6, 2005, and known as Project No. 05.21080092.

4.           Phase I Environmental Site Assessment of 7625 North Austin Avenue, Skokie, Illinois, prepared by The English Company, dated as of October 20, 2008, and known as Project No. 2717-544.

5.           Phase I Environmental Site Assessment and Limited Environmental Compliance Review of 810-820 Bleigh Avenue, Philadelphia, Pennsylvania, prepared by Environ International Corporation, dated as of November, 2008, and known as Project No. 02-21727A.

6.           Geophysical Investigation Report of 810-820 Bleigh Avenue, Philadelphia, Pennsylvania, prepared by Enviroprobe Service, Inc., dated as of December 12, 2008.

7.           Letter from Environ International Corporation, dated as of January 6, 2009, and addressed to Ted Esborn, Esq. of McDonald Hopkins, with respect to 810-820 Bleigh Avenue, Philadelphia, Pennsylvania.

8.           Letter from Environ International Corporation, dated as of December 8, 2008, and addressed to Ted Esborn, Esq. of McDonald Hopkins, with respect to 810-820 Bleigh Avenue, Philadelphia, Pennsylvania.

9.           Letter from Environ International Corporation, dated as of December 15, 2008, and addressed to Ted Esborn, Esq. of McDonald Hopkins, with respect to 810-820 Bleigh Avenue, Philadelphia, Pennsylvania.

10.         Phase I Environmental Site Assessment of 214 Main Street South, Sauk Centre, Minnesota, prepared by Widseth Smith Nolting, dated as of April, 2000, and known as WSN No. 260B676.

SCHEDULE 7.22

Deposit Accounts

Lifeway Foods, Inc.	MB Financial, Chicago, IL2 The Private Bank, 70 West Madison, Chicago, IL	xxxxxxxxxx xxxxxxx	Business checking Business Checking
Fresh Made, Inc.	PNC Bank, Pittsburgh, PA Wachovia, Philadelphia, PA VIST Bank, Leesport, PA 19533 VIST Same	xx-xxxx-xxxx xxxxxxxxxxxxx xxxxxxxxxx xx-x; xx-x	Business Checking Business Checking Checking CD’s
LFI Enterprises	Citizens Bank, Philadelphia, PA	xxxxxx-xxx-x	Business Checking
Pride of Main Street Dairy	Minnesota National Bank, 235 Main St, Sauk Centre MN, 56378	xxxxxxx	Business Checking
Helios Nutrition	None
Starfruit LLC	MB Financial, Chicago IL	xxxxxxxxxx	Business Checking

2 This account will be closed within 60 days of initial closing.

SCHEDULE 7.23

Location of All Collateral

Lifeway Foods, Inc.
6431 W. Oakton St. Morton Grove IL, 60053 Cook
6101 W. Gross Point Rd, Niles IL
7625 N. Austin Ave, Skokie IL,  60077 Cook
214 Main Street S. Sauk Centre MN, 56378
 5201 N. Harbison Ave, Philadelphia, PA 19012

Fresh Made, Inc.	810 Bleigh St. Philadelphia PA, 19111
Pride of Main Street Dairy	214 Main Street S. Sauk Centre MN, 56378
Helios Nutrition	214 Main Street S. Sauk Centre MN, 56378
Starfruit LLC	1745 W. Division St, Chicago IL 60612
LFI Enterprises	5201 N. Harbison Ave, Philadelphia, PA 19012

SCHEDULE 7.27

Real Property

Lifeway Foods, Inc.	6431 W. Oakton St. Morton Grove IL, 60053 Cook 6101 W. Gross Point Rd, Niles IL 7625 N. Austin Ave, Skokie IL,	Owned	Lifeway Foods Inc
Fresh Made, Inc.	810 Bleigh St. Philadelphia PA, 19111	Owned	Freshmade Inc
LFI Enterprises	LFI Enterprises, 5201 N. Harbison Ave, Philadelphia, PA	Leased	Michael Kofman
Pride of Main Street Dairy	214 Main Street S, Sauk Centre MN, 56378	Owned	Pride of Main Street Dairy
Helios Nutrition	None
Starfruit LLC	1745 W. Division St. Chicago, IL 60612	Leased	John Leydon- Ruby Room
Starfruit LLC	2142 North Halsted, Chicago, IL 60614	Leased

SCHEDULE 8.23

Excluded Bank Accounts

Lifeway Foods, Inc.	MB Financial, Chicago, IL	xxxxxxxxxx	Business checking
Fresh Made, Inc.	PNC Bank, Pittsburgh, PA Wachovia, Philadelphia, PA VIST Bank, Leesport, PA 19533 VIST Same	xx-xxxx-xxxx xxxxxxxxxxxxx xxxxxxxxxx xx-x; xx-x	Business Checking Business Checking Checking CD’s
LFI Enterprises	Citizens Bank, Philadelphia, PA	xxxxxx-xxx-x	Business Checking
Pride of Main Street Dairy	Minnesota National Bank, 235 Main St, Sauk Centre MN, 56378	xxxxxxx	Business Checking
Starfruit LLC	MB Financial, Chicago IL	xxxxxxxxxx	Business Checking

SCHEDULE 9.1

Debt

None other than the Amani-Helios Debt

SCHEDULE 9.2

Permitted Liens

Lien filed against assets of Pride of Main Street Dairy filed by First National Bank of Sauk Centre.  Such Lien shall be released no later than March 31, 2009.

SCHEDULE 9.3

Investments

All the Morgan Stanley and Wachovia accounts identified on Schedule 6.1.